UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.       )
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Symantec Corporation
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20330 Stevens Creek Blvd.
Cupertino, California 95014

July 25, 2006

Dear Stockholder:

You are cordially invited to attend the 2006 Annual Meeting of Stockholders of Symantec Corporation to be held at Symantec’s World Headquarters, 20330 Stevens Creek Boulevard, Cupertino, California 95014, on Wednesday, September 13, 2006, at 8:30 a.m. (Pacific time). For your convenience, we are pleased to offer a live and re-playable webcast of the annual meeting on our website at www.symantec.com/invest.

At this year’s annual meeting, the agenda includes the annual election of directors; amendment and restatement of our 2004 Equity Incentive Plan; and ratification of the selection of KPMG LLP as our independent registered public accounting firm for the current fiscal year. The Board of Directors recommends that you vote FOR the election of the director nominees and FOR each of the proposals on the agenda. Please refer to the proxy statement for detailed information on each of the proposals and the annual meeting.

All stockholders are cordially invited to attend the annual meeting in person. If you cannot attend the annual meeting, you may vote by telephone, over the Internet or by mailing a completed proxy card in the enclosed postage-paid envelope. Detailed voting instructions are also enclosed.

Each share of stock that you own represents one vote, and your vote as a stockholder of Symantec is very important. For questions regarding your stock ownership, you may contact our transfer agent, Computershare Trust Company, N.A., by email through their website at www.computershare.com/contactus or by phone at (877) 282-1168 (within the U.S. and Canada) or (781) 575-2879 (outside the U.S. and Canada). For questions related to voting, you may contact Georgeson Shareholder Communications, Inc., our proxy solicitors, at (877) 278-6774.

Sincerely yours,

John W. Thompson
Chairman of the Board of Directors and
Chief Executive Officer

20330 Stevens Creek Blvd.
Cupertino, California 95014

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
September 13, 2006
8:30 a.m. Pacific Time

To Our Stockholders:

You are cordially invited to attend our 2006 Annual Meeting of Stockholders, which will be held at 8:30 a.m. (Pacific time) on Wednesday, September 13, 2006, at Symantec Corporation’s World Headquarters, 20330 Stevens Creek Boulevard, Cupertino, California 95014. For your convenience, we are pleased to offer a live and re-playable webcast of the annual meeting at www.symantec.com/invest.

We are holding the annual meeting for the following purposes:

1. To elect nine directors to Symantec’s Board of Directors, each to hold office until the next annual meeting of stockholders and until his successor is elected and qualified or until his earlier resignation or removal;

2. To approve the amendment and restatement of our 2004 Equity Incentive Plan, including an increase of 40,000,000 in the number of shares reserved for issuance under the plan, the modification of the share pool available under the plan to reflect a ratio-based pool, where the grant of each full-value award (such as a share of restricted stock or a restricted stock unit) decreases the share pool by 2.0 shares, and a change in the form of automatic equity grants to our non-employee directors from stock options to a fixed dollar amount of restricted stock units;

3. To ratify the selection of KPMG LLP as Symantec’s independent registered public accounting firm for the current fiscal year; and

4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The proxy statement fully describes these items. We have not received notice of other matters that may be properly presented at the annual meeting.

Only stockholders of record as of July 17, 2006 are entitled to notice of and will be entitled to vote at the annual meeting or any postponements or adjournment thereof. For 10 days prior to the annual meeting, a list of stockholders entitled to vote will be available for inspection at our World Headquarters. If you would like to view this stockholder list, please call our Investor Relations department at (408) 517-8324 to schedule an appointment.

BY ORDER OF THE BOARD OF DIRECTORS

Arthur F. Courville
Executive Vice President, General
Counsel and Secretary

Cupertino, California
July 25, 2006

Every stockholder vote is important. To assure that your shares are represented at the annual meeting, please complete, date and sign the enclosed proxy and mail it promptly in the postage-paid envelope provided, or vote by telephone or over the Internet, whether or not you plan to attend the meeting. You may revoke your proxy at any time before it is voted.

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No person is authorized to give any information or to make any representation not contained in this proxy statement and, if given or made, such information or representation should not be relied upon as having been authorized. The information provided herein is current as of the date of this proxy statement or as otherwise indicated, and Symantec does not undertake any duty to update the information provided herein. This proxy statement and the accompanying form of proxy are first being mailed to stockholders of Symantec on or about August 1, 2006.

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SYMANTEC CORPORATION
2006 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

Information About Solicitation and Voting

The accompanying proxy is solicited on behalf of Symantec Corporation’s Board of Directors (the “Board”) for use at Symantec’s 2006 Annual Meeting of Stockholders, to be held at Symantec’s World Headquarters, 20330 Stevens Creek Boulevard, Cupertino, California 95014 on Wednesday, September 13, 2006, at 8:30 a.m. (Pacific time), and any adjournment or postponement thereof. The company will provide a live and re-playable webcast of the 2006 annual meeting, which will be available on the events section of our investor relations website at www.symantec.com/invest.

This proxy statement and the accompanying form of proxy are first being mailed to stockholders of Symantec on or about August 1, 2006. Our annual report for our 2006 fiscal year is enclosed with this proxy statement. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the annual meeting. Please read it carefully.

About the Annual Meeting

Q. 1.	What is the purpose of the annual meeting?

A:	At our annual meeting, stockholders will act upon the proposals described in this proxy statement. In addition, management will report on the performance of Symantec and respond to questions from stockholders.

Q. 2.	What proposals are scheduled to be voted on at the meeting?

A:	There are three proposals scheduled for a vote. The proposals are:

• Proposal No. 1: To elect nine directors to the Board, each to hold office until the next annual meeting of stockholders and until his successor is elected and qualified or until his earlier resignation or removal.

• Proposal No. 2: To approve the amendment and restatement of our 2004 Equity Incentive Plan, including an increase of 40,000,000 in the number of shares reserved for issuance under the plan, the modification of the share pool available under the plan to reflect a ratio-based pool, where the grant of each full-value award (such as a share of restricted stock or a restricted stock unit) decreases the share pool by 2.0 shares, and a change in the form of automatic equity grants to our non-employee directors from stock options to a fixed dollar amount of restricted stock units.

• Proposal No. 3: To ratify the selection of KPMG LLP (“KPMG”) as Symantec’s independent registered public accounting firm for the current fiscal year.

Q. 3.	What is the recommendation of the Board on each of the proposals scheduled to be voted on at the meeting?

A:	Symantec’s Board recommends that you vote FOR each of the nominees to the Board (Proposal 1), FOR approval of the amendment and restatement of the 2004 Equity Incentive Plan (Proposal 2) and FOR the ratification of the appointment of KPMG as Symantec’s independent registered public accounting firm for the current fiscal year (Proposal 3).

Q. 4.	Who can vote at the meeting?

A:	Only holders of record of Symantec common stock at the close of business on July 17, 2006, the record date, will be entitled to vote at the annual meeting. At the close of business on the record date, there were outstanding and entitled to vote 987,849,186 shares of Symantec common stock.

Stockholder of Record: Shares Registered in Your Name

If on July 17, 2006, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, then you are considered the stockholder of record with respect to those shares, and these proxy materials are being sent directly to you by ADP on our behalf. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card.

Beneficial Owner: Shares Registered in the Name of a Broker or Nominee

If on July 17, 2006, your shares were held in an account with a brokerage firm, bank or similar organization, then you are the beneficial owner of the shares held in street name, and these proxy materials are being forwarded to you by that organization. As a beneficial owner, you have the right to direct your broker, bank or similar organization on how to vote the shares held in your account, and the organization has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. However, the organization that holds your shares is considered the stockholder of record for purposes of voting at the meeting. Because you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from the organization that holds your shares giving you the right to vote the shares at the meeting.

Q. 5.	How do I vote?

A:	Your vote is important. Stockholders of record can vote by telephone, by Internet or by mail as described below. If you are a beneficial owner, please refer to your Proxy Card or the information forwarded by your bank, broker or other holder of record to see which voting options are available to you.

You may either vote “For” all of the nominees to the Board, or you may withhold your vote from any nominee you specify. For any other matter to be voted on, you may vote “For” or “Against” or “Abstain” from voting.

Votes submitted via the Internet or by telephone must be received by 11:59 p.m., Eastern time, on September 12, 2006. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the meeting.

If you are a stockholder of record, you may vote in person at the meeting or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure that your vote is counted. You may still attend the meeting in person if you have already voted by proxy.

• To vote in person, come to the meeting, and we will give you a ballot when you arrive.

• To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card before the meeting, we will vote your shares as you direct.

• To vote via the Internet or via telephone, please follow the instructions shown on your proxy card.

Q. 6.	How many votes do I have?

A:	You are entitled to one vote for each share of Symantec common stock held as of July 17, 2006, the record date.

Q. 7.	What is the quorum requirement for the meeting?

A:	A majority of our outstanding shares as of the record date must be present at the meeting in order to hold the meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the meeting if you are present and vote in person at the meeting or if you have properly submitted a proxy.

Abstentions (i.e., if you or your broker mark “ABSTAIN” on a proxy card) and “broker non-votes” will be considered to be shares present at the meeting for purposes of a quorum. Broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal and generally occur because: (1) the broker does not receive voting instructions from the beneficial owner and (2) the broker lacks discretionary authority to vote the shares. Banks and brokers cannot vote on their clients’ behalf on “non-routine” proposals, such as the amendment and restatement of Symantec’s 2004 Equity Incentive Plan.

For the purpose of determining whether stockholders have approved a particular proposal, abstentions are treated as shares present or represented and voting. Broker non-votes are not counted or deemed to be present or represented for the purpose of determining whether stockholders have approved a particular proposal, though they are counted toward the presence of a quorum as discussed above.

Q. 8.	What is the vote required for each proposal?

A:	The votes required to approve each proposal are as follows:

• Election of directors. Directors will be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote in the election of directors. Abstentions and broker non-votes are not taken into account in determining the outcome of the election of directors.

• Approval of the amendment and restatement of the 2004 Equity Incentive Plan. Approval of the amendment and restatement of the 2004 Equity Incentive Plan requires the affirmative vote by holders of at least a majority of the shares of Symantec common stock who attend the meeting in person or are represented at the meeting by proxy. Abstentions will have the effect of a vote against this proposal, while broker non-votes will not be taken into account in determining the outcome of the vote on this proposal.

• Ratification of appointment of independent registered public accounting firm. Approval of the proposal to ratify the appointment by the Audit Committee of our Board of KPMG as Symantec’s independent registered public accounting firm for the 2007 fiscal year requires the affirmative vote by holders of at least a majority of the shares of Symantec common stock who attend the meeting in person or are represented at the meeting by proxy. Abstentions will have the effect of a vote against this proposal, while broker non-votes will not be taken into account in determining the outcome of the vote on this proposal.

Q. 9.	What if I return a proxy card but do not make specific choices?

A:	All proxies will be voted in accordance with the instructions specified on the proxy card. If you sign your proxy card and return it without instructions as to how your shares should be voted on a particular proposal at the meeting, your shares will be voted in accordance with the recommendations of our Board stated in Q.3 above.

If you do not vote and you hold your shares in street name, and your broker does not have discretionary power to vote your shares, your shares may constitute “broker non-votes” (described in Q.7 above) and will not be counted in determining the number of shares necessary for approval of the proposals. However, shares that constitute broker non-votes will be counted for the purpose of establishing a quorum for the meeting. Voting results will be tabulated and certified by the inspector of elections appointed for the meeting.

Q. 10.	Who is paying for this proxy solicitation?

A:	The expenses of soliciting proxies will be paid by Symantec. Following the original mailing of the proxies and other soliciting materials, Symantec and its agents may solicit proxies by mail, electronic mail, telephone, facsimile, by other similar means, or in person. Symantec has retained a proxy solicitation firm, Georgeson Shareholder Communications, Inc., to aid it in the solicitation process. Symantec will pay Georgeson a fee equal to $12,000, plus expenses. Following the original mailing of the proxies and other soliciting materials, Symantec will request brokers, custodians, nominees and other record holders to forward copies of the proxy and other soliciting materials to persons for whom they hold shares and to request authority for the exercise of proxies. In such cases, Symantec, upon the request of the record holders, will reimburse such holders for their reasonable expenses. If you choose to access the proxy materials and/or vote over the Internet, you are responsible for any Internet access charges you may incur.

Q. 11.	What does it mean if I receive more than one proxy card?

A:	If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Q. 12.	How can I change my vote after submitting my proxy?

A:	A stockholder who has given a proxy may revoke it at any time before it is exercised at the meeting by:

• delivering to the Corporate Secretary of Symantec (by any means, including facsimile) a written notice stating that the proxy is revoked;

• signing and so delivering a proxy bearing a later date; or

• attending the meeting and voting in person (although attendance at the meeting will not, by itself, revoke a proxy).

Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to revoke a proxy, you must contact that firm to revoke any prior voting instructions. Also, if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must bring to the meeting a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares to be voted.

Q. 13.	Where can I find the voting results?

A:	The preliminary voting results will be announced at the annual meeting and posted on our website at www.symantec.com/invest. The final results will be published in our quarterly report on Form 10-Q for the second quarter of fiscal year 2007.

CORPORATE GOVERNANCE STANDARDS AND DIRECTOR INDEPENDENCE

Symantec is strongly committed to good corporate governance practices. These practices provide an important framework within which our Board and management can pursue our strategic objectives and ensure our long-term vitality for the benefit of our stockholders.

Corporate Governance Standards

Corporate governance standards generally specify the distribution of rights and responsibilities of the board, management and stockholders, and spell out the rules and procedures for making decisions on corporate affairs. In general, the stockholders elect the board and vote on extraordinary matters; the board is responsible for the general governance of the company, including selection of key management; and management is responsible for running the day-to-day operations of the company.

Our corporate governance standards are available on the Investor Relations section of our website, which is located at www.symantec.com/invest, under “Company Charters.’’ These corporate governance standards are reviewed at least annually by our Nominating and Governance Committee, and changes are recommended to our Board for approval as appropriate. The fundamental premise of our corporate governance standards is the independent nature of our Board and its responsibility to our stockholders.

Board Independence

Our Board believes that a majority of its members should be independent directors. Currently, eight of the nine members of our Board are independent directors and all standing committees of the Board are composed entirely of independent directors, as defined in the applicable rules for companies traded on The NASDAQ Stock Market (“NASDAQ”). The NASDAQ independence definition includes a series of objective tests, such as that the director is not an employee of the company and has not engaged in various types of business dealings with the company. In addition, as further required by NASDAQ rules, the Board has made a subjective determination as to each independent director that no relationship exists which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the directors reviewed and discussed information provided by the directors and the company with regard to each director’s business and personal activities as they may relate to Symantec and our management. Based on this review and consistent with our independence criteria, the Board has affirmatively determined that all of our directors, with the exception of John W. Thompson, our Chairman and Chief Executive Officer, are independent from management.

Board Structure and Meetings

The Board and its committees meet throughout the year on a set schedule, and also hold special meetings and act by written consent from time-to-time. After each regularly scheduled Board meeting, the independent members of our Board hold a separate closed meeting, referred to as an “executive session,” which is generally led by the Lead Independent Director. In general, these executive sessions are used to discuss such topics as the independent directors deem necessary or appropriate. At least annually, the independent directors will hold an executive session to evaluate the Chief Executive Officer’s performance and compensation.

The Board held a total of 9 meetings during the fiscal year ended March 31, 2006. During this time, all directors attended at least 75% of the meetings of the Board. In addition, all directors with the exception of Robert S. Miller attended at least 75% of the aggregate number of meetings held by the Board and all committees of the Board on which such director served (during the period which such director served).

Agendas and topics for Board and committee meetings are developed through discussions between management and members of the Board and its committees. Information and data that is important to the issues to be considered are distributed in advance of each meeting. Board meetings and background materials focus on key strategic, operational, financial, governance and compliance matters applicable to us, including the following:

•	Reviewing annual and longer-term strategic and business plans;

•	Reviewing key product, industry and competitive issues;

•	Reviewing and determining the independence of our directors;

•	Reviewing and determining the qualifications of directors to serve as members of committees, including the financial expertise of members of the Audit Committee;

•	Selecting and approving director nominees;

•	Selecting, evaluating and compensating the Chief Executive Officer;

•	Reviewing and discussing succession planning for the senior management team, and in many cases through lower management levels;

•	Reviewing and approving material investments or divestitures, strategic transactions and other significant transactions that are not in the ordinary course of business;

•	Evaluating the performance of the Board;

•	Overseeing our compliance with legal requirements and ethical standards; and

•	Overseeing our financial results.

The Board and its committees are free to engage independent outside financial, legal and other advisors as they deem necessary to provide advice and counsel on various topics or issues, and are provided full access to our officers and employees.

The Lead Independent Director of the Board is chosen by the independent directors of the Board, and has the general responsibility to preside at all meetings of the Board when the Chairman is not present and lead independent sessions of the Board without management present. On April 22, 2003, Mr. Miller was elected as the Lead Independent Director.

A Board evaluation covering Board operations and performance is conducted annually by the Nominating and Governance Committee to enhance Board effectiveness. Changes are recommended by the Nominating and Governance Committee for approval by the full Board as appropriate.

Code of Conduct and Code of Ethics

We have adopted a code of conduct that applies to all Symantec employees, officers and directors. We have also adopted a code of ethics for our Chief Executive Officer and senior financial officers, including our principal financial officer and principal accounting officer. Our Code of Conduct and Code of Ethics for Chief Executive Officer and Senior Financial Officers are posted on the Investor Relations section of our website, which is located at www.symantec.com/invest, under “Company Charters.” We will post any amendments to or waivers from our Code of Conduct and Code of Ethics for Chief Executive Officer and Senior Financial Officers at that location.

BOARD COMMITTEES AND THEIR FUNCTIONS

There are three primary committees of the Board: the Audit Committee, Compensation Committee and Nominating and Governance Committee. The Board has delegated various responsibilities and authorities to these different committees, as described below and in the committee charters. The Board committees regularly report on their activities and actions to the full Board. Each member of the Audit Committee, Compensation Committee and Nominating and Governance Committee was appointed by the Board. Each of the Board committees has a written charter approved by the Board, and available on the Investor Relations section of our website, which is located at www.symantec.com/invest, under “Company Charters.”

Audit Committee

Members:	David L. Mahoney Robert S. Miller George Reyes David J. Roux V. Paul Unruh (Chair)

Number of Meetings in Fiscal Year 2006:	14

Independence:	Each member is an independent director as defined by current NASDAQ Stock Market listing standards for Audit Committee membership.

Functions:	To oversee our accounting and financial reporting processes and the audits of our financial statements, including oversight of our systems of internal controls and disclosure controls and procedures, compliance with legal and regulatory requirements, internal audit function and the appointment and compensation of our independent registered public accounting firm;

To review and evaluate the independence and performance of our independent registered public accounting firm; and

To facilitate communication among our independent registered public accounting firm, our financial and senior management and our Board.

Financial Experts:	Our Board has unanimously determined that all Audit Committee members are financially literate under current NASDAQ listing standards, and at least one member has financial sophistication under NASDAQ listing standards. In addition, our Board has unanimously determined that George Reyes and V. Paul Unruh each qualify as an “Audit Committee financial expert” under SEC rules and regulations. Designation as an “audit committee financial expert” is an SEC disclosure requirement and does not impose any additional duties, obligations or liability on any person so designated than those generally imposed on members of the Audit Committee and the Board.

Compensation Committee

Members:	Michael Brown William T. Coleman David L. Mahoney Daniel H. Schulman (Chair)

Number of Meetings in Fiscal Year 2006:	6

Independence:	Each member is an independent director as defined by current NASDAQ Stock Market listing standards.

Functions:	To review and recommend to the independent directors of our Board all compensation arrangements for our Chief Executive Officer;

To review and approve all compensation arrangements for our other executive officers;

To review the overall strategy for employee compensation;

To administer our equity incentive plans;

To review and recommend compensation for the Board; and

To produce an annual report on executive compensation for use in our proxy statement.

Nominating and Governance Committee

Members:	Michael Brown (Chair) Robert S. Miller Daniel H. Schulman V. Paul Unruh

Number of Meetings in Fiscal Year 2006:	3

Independence:	Each member is an independent director as defined by current NASDAQ Stock Market listing standards.

Functions:	To identify, consider and nominate candidates for membership on our Board;

To develop, recommend and evaluate corporate governance standards and a code of business conduct and ethics applicable to our company;

To implement and oversee a process for evaluating our Board, Board committees (including the Nominating and Governance Committee) and oversee our Board’s evaluation of our Chief Executive Officer;

To make recommendations regarding the structure and composition of our Board and Board committees; and

To advise the Board on corporate governance matters.

DIRECTOR NOMINATIONS AND COMMUNICATION WITH DIRECTORS

Criteria for Nomination to the Board

The Nominating and Governance Committee will consider candidates submitted by Symantec stockholders, as well as candidates recommended by directors and management, for nomination to the Board. The goal of the Nominating and Governance Committee is to assemble a Board that offers a variety of perspectives, knowledge and skills derived from high-quality business and professional experience. The Nominating and Governance Committee annually reviews the appropriate skills and characteristics required of directors in the context of the current composition of the Board, our operating requirements and the long-term interests of our stockholders. The Nominating and Governance Committee has generally identified nominees based upon suggestions by outside directors, management and executive recruiting firms.

Process for Identifying and Evaluating Nominees

The Nominating and Governance Committee considers candidates by first evaluating the current members of the Board who intend to continue in service, balancing the value of continuity of service with that of obtaining new perspectives, skills and experience. If the Nominating and Governance Committee determines that an opening exists, the Committee identifies the desired skills and experience of a new nominee, including the need to satisfy rules of the SEC and NASDAQ.

The Nominating and Governance Committee generally will evaluate each candidate based on the extent to which the candidate contributes to the range of talent, skill and expertise appropriate for the Board generally, as well as the candidate’s integrity, business acumen, diversity, availability, independence of thought, and overall ability to represent the interests of Symantec’s stockholders. The Nominating and Governance Committee does not assign specific weights to particular criteria, and no particular criterion is necessarily applicable to all prospective nominees. Although the Nominating and Governance Committee uses these and other criteria as appropriate to evaluate potential nominees, the Committee has no stated minimum criteria for nominees. The Nominating and Governance Committee intends to evaluate candidates recommended by stockholders and candidates recommended by directors and management in accordance with the same criteria. We have from time to time engaged a search firm to identify and assist the Nominating and Governance Committee with identifying, evaluating and screening Board candidates for the company and may do so in the future.

Stockholder Proposals for Nominees

The Nominating and Governance Committee will consider proposed nominees whose names are submitted to it by stockholders, as authorized by our corporate Bylaws. If a stockholder wishes to suggest a proposed name for consideration, he or she must follow our procedures regarding stockholder proposals. Any notice of director nomination for such consideration must meet all of the requirements contained in our Bylaws and include other information required pursuant to Regulation 14A under the Securities Exchange Act of 1934, including the nominee’s consent to serve as a director.

To be considered for nomination by the Nominating and Governance Committee at next year’s annual meeting of stockholders, submissions by security holders must be submitted by mail and must be received by the Corporate Secretary no later than April 3, 2007 to ensure adequate time for meaningful consideration by the committee. Each submission must include the following information:

•	the full name and address of the candidate;

•	the number of shares of Symantec common stock beneficially owned by the candidate;

•	a certification that the candidate consents to being named in the proxy statement and intends to serve on the Board if elected; and

•	biographical information, including work experience during the past five years, other board positions, and educational background, such as is provided with respect to nominees in this proxy statement.

Additional information regarding requirements for stockholder nominations for next year’s annual meeting is described in this proxy statement under “Additional Information — Stockholder Proposals for the 2007 Annual Meeting.”

Contacting the Board of Directors

Any stockholder who wishes to contact members of our Board may do so by mailing written communications to:

Symantec Corporation
20330 Stevens Creek Boulevard
Cupertino, California 95014
Attn: Corporate Secretary

The Corporate Secretary will review all such correspondence and provide regular summaries to the Board or to individual directors, as relevant, and will retain copies of such correspondence for at least six months, and make copies of such correspondence available to the Board or individual directors upon request. Any correspondence relating to accounting, internal controls or auditing matters will be handled in accordance with Symantec’s policy regarding accounting complaints and concerns.

Attendance of Board Members at Annual Meeting

The Board does not have a formal policy with respect to Board member attendance at annual meetings of stockholders, as historically very few stockholders have attended Symantec’s annual meeting of stockholders. Four directors attended Symantec’s 2005 Annual Meeting of Stockholders.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our nominees for the election of directors at the 2006 annual meeting include eight independent directors and one member of our senior management. Each director is elected to serve a one-year term, with all directors subject to annual election. At the recommendation of the Nominating and Governance Committee, the Board has nominated the following persons to serve as directors for the term beginning at the annual meeting on September 13, 2006: Michael Brown, William T. Coleman, David L. Mahoney, Robert S. Miller, George Reyes, David J. Roux, Daniel H. Schulman, John W. Thompson and V. Paul Unruh. All nominees are currently serving on the Board. Each of Messrs. Brown, Roux and Unruh were appointed to the Board in July 2005 upon completion of the acquisition of Veritas Software Corporation pursuant to the terms of our merger agreement with Veritas.

Unless proxy cards are otherwise marked, the persons named as proxies will vote all proxies FOR the election of each nominee named in this section. Proxies submitted to Symantec cannot be voted at the 2006 annual meeting for nominees other than those nominees named in this proxy statement. However, if any director nominee is unable or unwilling to serve as a nominee at the time of the annual meeting, the persons named as proxies may vote for a substitute nominee designated by the Board. Alternatively, the Board may reduce the size of the Board. Each nominee has consented to serve as a director if elected, and the Board does not believe that any nominee will be unwilling or unable to serve if elected as a director. Each director will hold office until the next annual meeting of stockholders and until his successor has been duly elected and qualified or until his earlier resignation or removal.

Nominees for Director

The names of each nominee for director, their ages as of June 30, 2006, and other information about each nominee is shown below.

			Director
Nominee	Age	Principal Occupation	Since

John W. Thompson	57	Chairman of the Board of Directors and Chief Executive Officer	1999
Michael Brown	47	Director	2005
William T. Coleman	58	Founder, Chairman of the Board and Chief Executive Officer, Cassatt Corporation	2003
David L. Mahoney	52	Director	2003
Robert S. Miller	64	Chairman and Chief Executive Officer, Delphi Corporation	1994
George Reyes	52	Chief Financial Officer, Google Inc.	2000
David J. Roux	49	Co-founder and Managing Director, Silver Lake Partners	2005
Daniel H. Schulman	48	Chief Executive Officer, Virgin Mobile USA	2000
V. Paul Unruh	57	Director	2005

Mr. Thompson has served as Chairman of the Board and Chief Executive Officer since April 1999, and as President from April 1999 to January 2002. Mr. Thompson joined Symantec after 28 years at IBM Corporation, a global information technology company, where he held senior executive positions in sales, marketing and software development. In his last assignment, he was general manager of IBM Americas and a member of the company’s Worldwide Management Council. Mr. Thompson is a member of the board of directors of Seagate Technology, Inc. and United Parcel Service, Inc.

Mr. Brown was appointed to the Board in July 2005 following the acquisition of Veritas Software Corporation. Mr. Brown had served on the Veritas board of directors since 2003. Mr. Brown is currently the Chairman of Line 6, Inc., a provider of musical instruments, amplifiers and audio gear that incorporate digital signal processing. From 1984 until September 2002, Mr. Brown held various senior management positions at Quantum Corporation, most recently as Chief Executive Officer from 1995 to 2002 and Chairman of the Board from 1998 to 2003. Mr. Brown is a member of the board of directors of Quantum Corporation, Nektar Therapeutics and two private companies.

Mr. Coleman was appointed to the Board in January 2003. Mr. Coleman is a Founder, Chairman of the Board and Chief Executive Officer of Cassatt Corporation, a provider of solutions to automate information technology operations. Previously Mr. Coleman was co-founder of BEA Systems, Inc., an enterprise application and service infrastructure software provider, where he served as Chairman of the Board from the company’s inception in 1995 until August 2002, Chief Strategy Officer from October 2001 to August 2002, and Chief Executive Officer from 1995 to October 2001. Mr. Coleman is a member of the board of directors of Palm, Inc.

Mr. Mahoney was appointed to the Board in April 2003. Mr. Mahoney previously served as co-CEO of McKesson HBOC, Inc., a healthcare services company, and as CEO of iMcKesson LLC, also a healthcare services company, from July 1999 to February 2001. Mr. Mahoney is a member of the board of directors of Corcept Therapeutics Incorporated, Tercica Incorporated and several non-profit organizations.

Mr. Miller was appointed to the Board in September 1994. Since July 2005, Mr. Miller has served as Chairman and Chief Executive Officer of Delphi Corporation, an auto parts supplier. From January 2004 to June 2006, Mr. Miller was non-executive Chairman of Federal Mogul Corporation, an auto parts supplier. From September 2001 until December 2003, Mr. Miller was Chairman and Chief Executive Officer of Bethlehem Steel Corporation, a large steel producer. Mr. Miller is a member of the board of directors of UAL Corporation and two private companies. Prior to joining Bethlehem Steel, Mr. Miller served as Chairman and Chief Executive Officer on an interim basis upon the departure of Federal-Mogul’s top executive in September 2000. Delphi Corporation and certain of its subsidiaries filed voluntary petitions for reorganization under the United States Bankruptcy Code in October 2005, and Federal Mogul Corporation and Bethlehem Steel Corporation and certain of their subsidiaries, filed voluntary petitions for reorganization under the United States Bankruptcy Code in October 2001.

Mr. Reyes has been a member of Symantec’s Board since July 2000. Mr. Reyes became the Chief Financial Officer of Google Inc., an advertising and Internet search solutions provider, in July 2002. Prior to joining Google, he served as Interim Chief Financial Officer for ONI Systems Corporation, an optical networking company from February 2002 until June 2002. Prior to ONI Systems, Mr. Reyes spent 13 years at Sun Microsystems, Inc., a provider of network computing products and services, where he served in a number of finance roles, with his last position as Vice President — Treasurer from April 1999 to September 2001. Mr. Reyes is a member of the board of directors of BEA Systems, Inc.

Mr. Roux was appointed to the Board in July 2005 following the acquisition of Veritas. Mr. Roux had served on Veritas’ board of directors since 2002. Mr. Roux is a co-founder and Managing Director of Silver Lake Partners, a private equity firm, which was formed in January 1999. Mr. Roux was previously Chairman of Seagate Technology and is a member of the board of directors of Thomson S.A. and several private companies.

Mr. Schulman has been a member of Symantec’s Board since March 2000. Mr. Schulman has served as Chief Executive Officer of Virgin Mobile USA, a cellular phone service provider, since August 2001, and also served as a member of the board of directors of Virgin Mobile USA since October 2001. From May 2000 until May 2001, Mr. Schulman was President and Chief Executive Officer of priceline.com Incorporated, an online travel company, after serving as President and Chief Operating Officer from July 1999.

Mr. Unruh was appointed to the Board in July 2005 following the acquisition of Veritas. Mr. Unruh had served on Veritas’ board of directors since 2003. Mr. Unruh retired as Vice Chairman of the Bechtel Group, Inc., a global engineering and construction services company, in June 2003. During his 25-year tenure with Bechtel, Mr. Unruh held various positions in management including President of Bechtel Enterprises, Bechtel’s finance, development and ownership arm, from July 1997 to January 2001 and Chief Financial Officer from 1992 to 1996. Mr. Unruh is a member of the board of directors of Move, Inc., Heidrick & Struggles International, Inc. and one private company.

Director Compensation

The policy of the Board is that compensation for independent directors should be a mix of cash and equity-based compensation. Symantec does not pay employee directors for Board service in addition to their regular employee compensation. Independent directors may not receive consulting, advisory or other compensatory fees from the company in addition to their Board compensation. The Compensation Committee, which consists solely of independent directors, has the primary responsibility to review and consider any revisions to directors’ compensation.

Annual Fees:  In accordance with the recommendation of the Compensation Committee, the Board determined the non-employee directors’ compensation for fiscal 2006 as follows:

•	$50,000 annual cash retainer

•	$10,000 annual fee for committee membership

•	$10,000 annual fee for chairing a committee of the Board

•	$25,000 annual fee for the Lead Independent Director

The payment of the annual cash retainer is subject to the terms of the 2000 Director Equity Incentive Plan, as amended, which requires that at least 50% of the annual retainer be paid in the form of unrestricted, fully-vested shares of Symantec common stock. The company pays the annual retainer and any additional annual payment to each director at the beginning of the fiscal year. Directors who join the company during the first six months of the fiscal year will receive a prorated payment.

The table below details the cash compensation earned by Symantec’s non-employee directors in fiscal 2006.

					Total Cash	Value
	Annual	Committee	Committee	Lead	Compensation	Received in		Total Cash
Non-Employee Director	Retainer	Membership	Chairperson	Director	Earned	Stock		Payment

Michael Brown(1)	$37,500.00	$15,000.00	$7,500.00	—	$60,000.00	$18,750.00	(2)	$41,250.00
William T. Coleman	$50,000.00	$20,000.00	—	—	$70,000.00	$50,000.00	(3)	$20,000.00
David L. Mahoney	$50,000.00	$20,000.00	—	—	$70,000.00	$25,000.00	(4)	$45,000.00
Robert S. Miller	$50,000.00	$20,000.00	$10,000.00	$25,000.00	$105,000.00	$50,000.00	(3)	$55,000.00
George Reyes	$50,000.00	$20,000.00	$10,000.00	—	$80,000.00	$50,000.00	(3)	$30,000.00
David J. Roux(1)	$37,500.00	$7,500.00	—	—	$45,000.00	$37,500.00	(5)	$7,500.00
Daniel H. Schulman	$50,000.00	$20,000.00	$10,000.00	—	$80,000.00	$50,000.00	(3)	$30,000.00
V. Paul Unruh(1)	$37,500.00	$15,000.00	—	—	$52,500.00	$18,750.00	(2)	$33,750.00

(1)	Messrs. Brown, Roux and Unruh, who were appointed to the Board in July 2005 in connection with the company’s acquisition of Veritas, were deemed continuing non-employee directors of the company and received pro-rated cash compensation for service to the company as continuing directors.

(2)	Messrs. Brown and Unruh each elected to receive 50% of their annual retainer in stock, equaling a grant of 853 shares each at a per share value of $21.98, pursuant to the terms of the 2000 Director Equity Incentive Plan, as amended.

(3)	Messrs. Coleman, Miller, Reyes and Schulman each elected to receive 100% of their annual retainer in stock, equaling a grant of 2,621 shares each, at a per share value of $19.07, pursuant to the terms of the 2000 Director Equity Incentive Plan, as amended.

(4)	Mr. Mahoney elected to receive 50% of his annual retainer in stock, equaling a grant of 1,310 shares, at a per share value of $19.07, pursuant to the terms of the 2000 Director Equity Incentive Plan, as amended.

(5)	Mr. Roux elected to receive 100% of his annual retainer in stock, equaling a grant of 1,706 shares, at a per share value of $21.98, pursuant to the terms of the 2000 Director Equity Incentive Plan, as amended.

Former directors Tania Amochaev and Franciscus Lion, who resigned from the Board as of July 2, 2005 in connection with the acquisition of Veritas, each received the annual retainer of $50,000 and committee membership fees of $20,000. The company has provided Ms. Amochaev with coverage under Symantec’s Employee Medical plan. Following Ms. Amochaev’s resignation from the Board, the company agreed to pay for up to nine months of

COBRA coverage for Ms. Amochaev. For the 2006 fiscal year, the cost to the company for such coverage was approximately $7,000.

Annual Equity Awards.  Non-employee members of the Board receive an automatic annual grant of stock options pursuant to the terms of the 2004 Equity Incentive Plan, which replaced the 1996 Equity Incentive Plan after such plan expired on March 4, 2006. Stock options under this grant vest over a four year period in accordance with the terms of the plan, and will remain exercisable for a period of seven months following the non-employee director’s termination as a director or consultant of Symantec. Pursuant to company policy, each director is required to establish and hold 10,000 shares of the company’s common stock within three years from the later of October 18, 2005 or the first day of such director’s appointment to the Board.

The award formula for the automatic grant of stock options is currently as follows:

•	An initial stock option grant of 20,000 shares will be made to a new non-employee director upon joining the Board.

•	Continuing non-employee directors receive an annual stock option grant of 12,000 shares on the day after the annual meeting.

•	If the Chairperson of the Board is a non-employee director, then he or she shall receive a stock option grant of 20,000 shares in lieu of the annual stock option grant of 12,000 shares on the day after the annual meeting.

•	Directors who join the Board and receive the initial grant of 20,000 shares are not eligible to receive the annual grant if it would be made within six months of the initial grant.

During fiscal year 2006, Messrs. Brown, Coleman, Mahoney, Miller, Reyes, Roux, Schulman, and Unruh each received a non-qualified stock option grant to purchase 12,000 shares of Symantec’s common stock at an exercise price of $21.93 per share on September 19, 2005, the day following the 2005 annual meeting. Messers. Brown, Roux and Unruh, who were appointed to the Board in July 2005 in connection with the company’s acquisition of Veritas, were deemed continuing non-employee directors of the company and therefore did not receive an initial stock option grant as new non-employee directors.

Symantec stock ownership information for these individuals is shown under the heading “Security Ownership of Certain Beneficial Owners and Management” in this proxy statement.

As discussed more fully in Proposal No. 2, the Compensation Committee and the Board have approved the amendment and restatement of the 2004 Equity Incentive Plan, for which we are seeking stockholder approval at the 2006 annual meeting (see “Proposal 2: Amendment and Restatement of 2006 Equity Incentive Plan”). If Proposal No. 2 is approved, the initial stock option grant of 20,000 shares for new non-employee directors and the annual stock option grant of 12,000 shares for non-employee directors will be eliminated, and instead, such continuing non-employee directors will receive an annual award of restricted stock units having a value equal to $180,000, with this value prorated for new employee directors from the date of such director’s appointment to our Board to the date of the first Board meeting in the following fiscal year.

Required Vote and Board Recommendation

The nine nominees for director receiving the highest number of affirmative votes shall be elected as directors. Votes withheld from any nominee are counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under Delaware law. Stockholders do not have the right to cumulate their votes in the election of directors.

THE BOARD RECOMMENDS A VOTE “FOR” ELECTION OF
EACH OF THE NINE NOMINATED DIRECTORS.

PROPOSAL NO. 2

AMENDMENT AND RESTATEMENT OF 2004 EQUITY INCENTIVE PLAN

You are being asked to approve the amendment and restatement of our 2004 Equity Incentive Plan, which was originally approved at the annual meeting of Symantec’s stockholders in September 2004. The Board approved the amendment and restatement of the 2004 Plan on July 18, 2006, subject to stockholder approval at the annual meeting.

We are seeking approval of the following key changes to the 2004 Plan:

1. Increase the number of shares of our common stock authorized under the 2004 Plan by 40,000,000 shares, to approximately 67,470,000 shares, which includes approximately 9,470,000 shares that were added to the 2004 Plan on termination of our 1996 Equity Incentive Plan (“1996 Plan”) on March 4, 2006.

2. Eliminate the limitation that no more than 10% of the shares issued under the 2004 Plan shall be issued as restricted stock awards, and modify the share pool available under the plan to reflect a ratio-based pool, where the grant of each full-value award (such as a share of restricted stock or a restricted stock unit) decreases the share pool by 2.0 shares. The grant of a stock option or a stock appreciation right would decrease the share pool by 1.0 share.

3. Replace the current automatic annual grant of stock options to our non-employee directors with an automatic annual award of restricted stock units of a fixed dollar value.

The use of equity compensation has historically been a significant part of our overall compensation philosophy at Symantec, and is a practice that we plan to continue. The 2004 Plan serves as an important part of this practice, and is a critical part of the compensation package that we offer our personnel. We believe that the use of stock options, restricted stock units and other equity-based incentives are critical for us to attract and retain the most qualified personnel and to respond to relevant changes in equity compensation practices. In addition, awards under the 2004 Plan provide our employees an opportunity to acquire or increase their ownership stake in us, and we believe this alignment with our stockholders’ interests creates a strong incentive to work hard for our growth and success.

We share the concern of our stockholders regarding the dilutive impact of equity plans, and have taken affirmative steps to decrease this dilution, while remaining focused on providing a competitive equity incentive plan to help attract and retain key personnel. Over the past four consecutive years, we have decreased the total number of shares granted during the fiscal year as a percentage of our total common stock outstanding, thus lowering our annual “burn rate” from 8% to 2% over this period. In addition we have decreased the ratio, or “overhang,” of our stock options and awards outstanding and available for grant to total common stock outstanding during this period — from 28% to 14% for fiscal 2006.

As of July 25, 2006, a significant portion of our outstanding stock options are “out-of-the-money,” meaning that these options have exercise prices greater than the current market price of our common stock. Options that are significantly out-of-the-money are not likely to be exercised and, therefore, are not likely to have any dilutive effect in the near term unless the market price of our common stock were to increase significantly. On March 30, 2006, we accelerated the vesting of certain out-of-the-money stock options with exercise prices equal to or greater than $27.00 per share that were outstanding on such date. We did not accelerate the vesting of any stock options held by our executive officers or directors. We accelerated options to purchase approximately 6.7 million shares of common stock, or approximately 14% of our then-outstanding unvested options, with a weighted-average exercise price of approximately $28.73. Our purpose for implementing the acceleration was to reduce future stock option compensation expense that the company otherwise would have been required to recognize in our results of operations after the adoption of FASB Statement of Financial Accounting Standards No. 123 (R), Share-Based Payment, which we adopted at the beginning of our 2007 fiscal year.

Proposed Increase in Reserved Shares

As of June 30, 2006, options and stock awards covering 129,127,561 shares of our common stock were outstanding and 11,682,884 shares were available for future grant under the 2004 Plan. In addition, the number of shares of our common stock equal to the number of shares that are released from, or reacquired by us from, awards currently outstanding under the 1996 Plan upon its termination are also reserved for issuance under the 2004 Plan.

The reservation of an additional 40,000,000 shares for issuance under the 2004 Plan is consistent with our current expectations regarding the number of shares that we believe will be needed to fund awards to new hires and additional awards to existing employees over the next two years. Based on the closing market price of our common stock on June 30, 2006, the additional 40,000,000 shares proposed to be added to the 2004 Plan would have a market value of approximately $622,000,000.

Proposed Change to a Ratio-Based Pool

Unlike stock options, full-value awards (such as restricted stock and restricted stock units) have intrinsic value even if the stock price were to decline. In recognition of this fact, the proposed amendment to the 2004 Plan provides for a ratio applicable to full-value awards, such that for each full-value award granted, the number of shares available for issuance under the 2004 Plan as a whole is decreased by 2.0 shares. For example, an award of 100 restricted stock units would reduce the outstanding pool under the plan by 200 shares, while the grant of stock options to purchase 100 shares would reduce the outstanding pool under the plan by 100 shares. We are also proposing to eliminate the current limitation that no more than 10% of the shares issued under the 2004 Plan shall be issued as restricted stock awards.

Proposed Change to Automatic Grant Provision for Non-Employee Directors

The proposed amended and restated 2004 Plan provides for an annual non-discretionary award of restricted stock units with a value of $180,000 to each non-employee director on the first business day following the first regular Board meeting of each fiscal year. Initial grants to new non-employee directors will be automatically granted on the business day following the director’s appointment to the Board and prorated based on the number of days from such date through the date of the first regular Board meeting of the following fiscal year. The restricted stock units granted pursuant to the automatic grant provision for non-employee directors will vest one year from the date of grant, as long as the non-employee director serves on the Board on such vesting date. For fiscal 2007, each non-employee director will receive an award of restricted stock units with a value of $180,000 on the first business day following the 2006 annual meeting of stockholders, which restricted stock units will vest on April 1, 2007, as long as the non-employee director serves on the Board on such vesting date.

We believe that the proposed change to the use of restricted stock units rather than stock options in the automatic grant provision for non-employee directors is in the best interest of our stockholders because, among other reasons, the use of restricted stock units as compensation for our directors results in less overall stock overhang because fewer shares would be granted upon settlement of the award (when compared to stock options). In addition, we believe that the use of restricted stock units more directly supports director ownership of our stock, which we have enforced through our director stock-holding policy, which requires each director to establish and hold 10,000 shares of our common stock within three years from the later of October 18, 2005 or the first day of such director’s appointment to the Board. Finally, we also believe that this change is consistent with the trend in market best practices to reduce the use of stock options for directors.

Summary Description of 2004 Equity Incentive Plan (as amended and restated)

The following is a summary of the principal provisions of the 2004 Plan, as amended and restated by this proposal. This summary is qualified in its entirety by reference to the full text of the 2004 Plan, which is included as Annex A hereto.

Purposes of the 2004 Plan.  The primary purpose of the 2004 Plan is to align the interests of our employees with the interests of Symantec’s stockholders by providing participants with the opportunity to share in any appreciation in the value of our stock that their efforts help bring about. The 2004 Plan is an essential component of the total compensation package offered to employees, reflecting the importance that Symantec places on motivating and rewarding superior results with long-term, performance-based incentives.

Shares Reserved for Issuance.  As amended and restated, the 2004 Plan will reserve for issuance approximately 67,470,000 shares, which includes approximately 9,470,000 shares that were added to the 2004 Plan on termination of the 1996 Plan on March 4, 2006. In addition, the number of shares of our common stock equal to the number of shares that are released from, or reacquired by us from, awards currently outstanding under the 1996 Plan upon its termination are also reserved for issuance. Shares that are subject to issuance upon exercise of an option but cease to be subject to such option for any reason (other than exercise of such option), and shares that are subject to an award that is granted but is subsequently forfeited or repurchased by Symantec at the original issue price, or that are subject to an award that terminates without shares being issued, will again be available for grant and issuance under the 2004 Plan. No more than 90,000,000 shares can be issued (including shares issued, reacquired by us pursuant to the terms of awards, and then reissued) as “incentive stock options” (by which we mean stock options that meet certain requirements of the federal income tax code).

Determining the Number of Shares Available for Grant.  For purposes of determining the number of shares available for grant under the 2004 Plan against the maximum number of shares authorized, any full-value award (i.e., an award of restricted stock or restricted stock units) shall reduce the number of shares available for issuance by 2.0 shares.

Administration.  Symantec’s Compensation Committee administers the 2004 Plan except when our Board decides to directly administer the 2004 Plan (either being the “Committee”). The Committee determines the persons who are to receive awards, the number of shares subject to each such award and the other terms and conditions of such awards. The Committee also has the authority to interpret the provisions of the 2004 Plan and of any awards granted thereunder and to modify awards granted under the 2004 Plan. The Committee may not, however, reprice options issued under the 2004 Plan without prior approval of Symantec’s stockholders.

Eligibility.  The 2004 Plan provides that awards may be granted to employees, officers, directors, consultants, independent contractors and advisors of Symantec or of any parent, subsidiary or affiliate of Symantec as the Committee may determine. The actual number of individuals who will receive awards cannot be determined in advance because the Committee has discretion to select the participants. No person will be eligible to receive more than 2,000,000 shares in any calendar year pursuant to the grant of awards under the 2004 Plan (no more than 400,000 of which can be as awards of restricted stock or restricted stock units) other than new employees of Symantec, or any parent, subsidiary or affiliate of Symantec, who are eligible to receive up to a maximum of 3,000,000 shares in the calendar year in which they commence employment (no more than 600,000 of which can be as awards of restricted stock or restricted stock units).

Terms of Options.  As discussed above, the Compensation Committee determines many of the terms and conditions of awards granted under the 2004 Plan, including whether an option will be an “incentive stock option” (“ISO”) or a non-qualified stock option (“NQSO”). As a matter of practice, ISOs are no longer granted under the 2004 Plan. Each option is evidenced by an agreement in such form as the Committee approves and is subject to the following conditions (as described in further detail in the 2004 Plan):

•	Vesting and Exercisability: Options become vested and exercisable, as applicable, within such periods, or upon such events, as determined by the Committee and as set forth in the related stock option agreement. The maximum term of each option is ten years from the date of grant. As a matter of practice, options have generally been subject to a four-year vesting period with a one-year period before any vesting occurs, and are currently granted with a maximum term of seven years from the date of grant.

•	Exercise Price: Each stock option agreement states the exercise price, which may not be less than 100% of the fair market value of one share of Symantec common stock on the date of the grant (and not less than 110% with respect to an ISO granted to a 10% or greater stockholder).

•	Method of Exercise: The exercise price is typically payable in cash or by check, but may also be payable, at the discretion of the Committee, in other forms of legal consideration.

•	Termination of Employment: Options cease vesting on the date of termination of service or the death or disability of the participant. Options granted under the 2004 Plan generally expire 3 months (or, in the case of options granted to a non-employee director, 7 months) after the termination of the participant’s service to Symantec, except in the case of death or disability, in which case the awards generally may be exercised up to 12 months following the date of death or termination of service. However, if the participant is terminated for cause, the participant’s options will expire upon termination.

•	Change of Control: In the event of a change of control of Symantec (as set forth in the plan), the buyer may either assume the outstanding awards or substitute equivalent awards. If the buyer fails to assume or substitute awards issued under the plan, all awards will expire upon the closing of the transaction (formula option grants to non-employee directors will fully vest upon a change of control and our Board will determine whether the change of control shall have any additional effect, including acceleration of the vesting period of any other awards).

Non-Employee Director Equity Awards.  The 2004 Plan currently provides for an automatic grant to non-employee directors of an option to purchase 20,000 shares of our common stock upon joining the Board, and an option to purchase 12,000 shares of our common stock following each annual meeting, which options become vested and exercisable over a four-year period, subject to continued service with Symantec. If Proposal 2 is adopted, this automatic grant provision will be terminated and replaced with a non-discretionary annual award of restricted stock units of a fixed dollar value for non-employee directors, as discussed more fully below.

The proposed amended and restated 2004 Plan provides for an annual non-discretionary award of restricted stock units with a value of $180,000 to each non-employee director on the first business day following the first regular Board meeting of each fiscal year. Initial grants to new non-employee directors will be automatically granted on the business day following the director’s election to the Board and prorated based on the number of days from the director’s nomination date through the date of the first regular Board meeting of the following fiscal year. The restricted stock units granted pursuant to the automatic grant provision for non-employee directors will vest one year from the date of grant, as long as the non-employee director serves on the Board on such vesting date. For fiscal 2007, each non-employee director will receive an award of restricted stock units with a value of $180,000 on the first business day following the 2006 annual meeting of stockholders, which restricted stock units will vest on April 1, 2007, as long as the non-employee director serves on the Board on such vesting date.

Terms of Restricted Stock Awards.  Each restricted stock award is evidenced by a restricted stock purchase agreement in such form as the Committee approves and is subject to the following conditions (as described in further detail in the 2004 Plan):

•	Vesting: Shares subject to a restricted stock award may become vested over time or upon completion of performance goals set out in advance, which may include the following types of criteria: (a) net revenue and/or net revenue growth; (b) earnings before income taxes and amortization and/or earnings before income taxes and amortization growth; (c) operating income and/or operating income growth; (d) net income and/or net income growth; (e) earnings per share and/or earnings per share growth; (f) total stockholder return and/or total stockholder return growth; (g) return on equity; (h) operating cash flow return on income; (i) adjusted operating cash flow return on income; (j) economic value added; and (k) individual business objectives.

•	Purchase Price: Each restricted stock purchase agreement states the purchase price, which may not be less than the par value of Symantec common stock on the date of the award (and not less than 110% of fair market value with respect to an award to a 10% of greater stockholder), payment of which may be made as described under “Terms of Stock Options” above.

•	Termination of Employment. Restricted stock awards shall cease to vest immediately if a participant is terminated for any reason, unless provided otherwise in the applicable restricted stock purchase agreement or unless otherwise determined by the Committee, and Symantec will generally have the right to repurchase any unvested shares subject thereto.

•	Change of Control: Restricted stock awards shall be treated in the same manner as described under “Terms of Stock Options” above.

Stock Appreciation Rights.  Stock appreciation rights (“SARs”) are awards in which the participant is deemed granted a number of shares, subject to vesting, at an exercise price of not less than 100% of the fair market value of one share of Symantec common stock on the date of grant. When the SARs vest, then the participant can exercise the SARs. Exercise, however, does not mean the number of shares deemed granted are issued. Rather, the participant will receive cash (or shares, if so determined by the Committee) having a value at the time of exercise equal to (1) the number of shares deemed exercised, times (2) the amount by which Symantec’s stock price on the date of exercise exceeds Symantec’s stock price on the date of grant. SARs expire under the same rules that apply to options.

Restricted Stock Units.  Restricted stock units represent the right to receive shares at a specified date in the future, subject to forfeiture of such right due to termination of services or failure to achieve specified performance conditions applicable to such units. Restricted stock units will be evidenced by a written agreement between us and the recipient, and the terms and conditions applicable to restricted stock units may vary from recipient to recipient. The Committee determines all terms of restricted stock units (except with respect to the automatic grant of restricted stock units to our non-employee directors) including, without limitation, the number of shares subject to the grant, the time or times during which the restricted stock unit may be settled, the consideration (cash or shares) to be distributed upon settlement of the restricted stock unit, and the effect of a recipient’s services will have on the restricted stock unit.

Restricted stock units may vest upon the passage of time in connection with services performed for us, upon achievement of performance criteria or upon other criteria as determined by the Committee. If a restricted stock unit is based on the achievement of performance criteria, then the Committee will determine the nature, length and starting date of any performance period, select the performance factors to be considered and determine the number of shares subject to such performance based restricted stock unit. Before a performance restricted stock unit is settled, the Committee will make a determination with respect to the extent that applicable performance criteria have been satisfied. Performance periods may overlap and recipients may receive restricted stock units that are subject to different criteria and performance goals. The Committee may adjust the performance goals applicable to restricted stock units to take into account change in law and accounting or tax rules and to make such adjustments as the Committee believes necessary to reflect the impact of extraordinary or unusual items, event or circumstances.

Payment for a restricted stock unit may be made in the form of cash or whole shares or a combination thereof, either in a lump sum payment or in installments, as the Committee shall determine.

Summary of Federal Income Tax Consequences of Options Granted under the 2004 Equity Incentive Plan

The following is a general summary as of the date of this proxy statement of the U.S. Federal income tax consequences to Symantec and participants in the 2004 Plan with respect to awards granted under the 2004 Plan. U.S. Federal tax laws may change and U.S. Federal, state and local tax consequences for any participant will depend upon his or her individual circumstances. Each participating employee has been and is encouraged to seek the advice of a qualified tax advisor regarding the tax consequences of participation in the 2004 Plan.

Tax Treatment of the Participant

Incentive Stock Options.  An optionee will recognize no income upon grant of an ISO and will incur no tax upon exercise of an ISO unless for the year of exercise the optionee is subject to the alternative minimum tax (“AMT”). If the optionee holds the shares purchased upon exercise of the ISO (the “ISO Shares”) for more than one year after the date the ISO was exercised and for more than two years after the ISO’s grant date (the “required holding period”), then the optionee generally will realize long-term capital gain or loss (rather than ordinary income or loss) upon disposition of the ISO Shares. This gain or loss will equal the difference between the amount realized upon such disposition and the amount paid for the ISO Shares upon the exercise of the ISO.

If the optionee disposes of ISO Shares prior to the expiration of the required holding period (a “disqualifying disposition”), then gain realized upon such disposition, up to the difference between the option exercise price and the fair market value of the ISO Shares on the date of exercise (or, if less, the amount realized on a sale of such ISO Shares), will be treated as ordinary income. Any additional gain will be capital gain, and treated as long-term capital gain or short-term capital gain depending upon the amount of time the ISO Shares were held by the optionee.

Alternative Minimum Tax.  The difference between the exercise price and fair market value of the ISO Shares on the date of exercise is an adjustment to income for purposes of the AMT. The AMT (imposed to the extent it exceeds the taxpayer’s regular tax) is currently 26% of an individual taxpayer’s alternative minimum taxable income (28% percent in the case of alternative minimum taxable income in excess of $175,000). Alternative minimum taxable income is determined by adjusting regular taxable income for certain items, increasing that income by certain tax preference items and reducing this amount by the applicable exemption amount. If a disqualifying disposition of the ISO Shares occurs in the same calendar year as exercise of the ISO, there is no AMT adjustment with respect to those ISO Shares. Also, upon a sale of ISO Shares that is not a disqualifying disposition, alternative minimum taxable income is reduced in the year of sale by the excess of the fair market value of the ISO Shares at exercise over the amount paid for the ISO Shares.

Nonqualified Stock Options.  An optionee will not recognize any taxable income at the time a NQSO is granted. However, upon exercise of a NQSO, the optionee must include in income as compensation an amount equal to the difference between the fair market value of the shares on the date of exercise and the optionee’s exercise price. The included amount must be treated as ordinary income by the optionee and will be subject to income tax withholding by Symantec if the optionee is an employee. Upon resale of the shares by the optionee, any subsequent appreciation or depreciation in the value of the shares will be treated as long-term or short-term capital gain or loss.

Restricted Stock.  A transferee receiving restricted shares for services recognizes taxable income when the shares become vested, generally when they are transferable or no longer subject to a substantial risk of forfeiture. Restricted shares will become vested under the 2004 Plan as Symantec’s right of repurchase lapses. Upon vesting, the transferee will include in ordinary income an amount, which will be subject to income tax withholding by Symantec if the transferee is an employee, equal to the difference between the fair market value of the shares at the time they become substantially vested and any amount paid for the shares. Upon resale of the shares by the transferee, subsequent appreciation or depreciation in the value of the shares is treated as capital gain or loss.

A transferee can file an election with the IRS, not later than 30 days after the date of the transfer of the restricted shares, to include in income as compensation (treated as ordinary income), in the year of the transfer of such restricted shares, an amount equal to the difference between the fair market value of such shares on the date of transfer and any amount paid for such shares. The included amount must be treated as ordinary income by the transferee and may be subject to income tax withholding by Symantec. Income is not again required to be included upon the lapse of the restrictions. However upon resale of the shares by the transferee, any appreciation or depreciation in the value of the shares after the date of receipt will be treated as capital gain or loss.

Restricted Stock Units.  In general, no taxable income is realized upon the grant of a restricted stock unit award or an award of performance shares. The participant will generally include in ordinary income, which will be subject to income tax withholding by Symantec if the transferee is an employee, the fair market value of the award of stock at the time shares of stock are delivered to the participant or at the time the restricted stock unit or performance shares vest.

Stock Appreciation Rights.  A grant of a stock appreciation right has no federal income tax consequences at the time of grant. Upon the exercise of stock appreciation rights, the value of the shares or other consideration received is generally taxable to the recipient as ordinary income, which will be subject to income tax withholding by Symantec if the transferee is an employee.

Maximum Tax Rates for Noncorporate Taxpayers.  The maximum federal tax rate for noncorporate taxpayers applicable to ordinary income is 35%. Long-term capital gain for noncorporate taxpayers on capital assets (which include stock) held for more than twelve months will be taxed at a maximum rate of 15%. Capital gains may be offset by capital losses, and up to $3,000 of capital losses may be offset annually against ordinary income.

Tax Treatment of Symantec

Subject to any withholding requirement, the standard of reasonableness, and (if applicable) Section 162(m) of the federal income tax code, Symantec generally will be entitled to a deduction to the extent any participant recognizes ordinary income from an award granted under the 2004 Plan.

ERISA Information

The 2004 Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

New Plan Benefits

Future awards to our executive officers, employees and consultants are discretionary. At this time, therefore, the benefits that may be received by our executive officers and other employees if our stockholders approve the amendment and restatement of the 2004 Plan cannot be determined. All awards to executive officers, employees and consultants are made at the discretion of Committee. Therefore, the benefits and amounts that will be received or allocated under the 2004 Plan are not determinable at this time, and we have not included a table reflecting such benefits or awards. By way of background, please see “Executive Compensation and Related Information” in this proxy statement for information regarding equity awards to our named executive officers in fiscal 2006. If this amendment is approved, each of our current non-employee directors will receive a grant of restricted stock units valued at $180,000 under the 2004 Plan in fiscal year 2007, provided that they are re-elected to the Board at our annual meeting. The number of restricted stock units represented by this dollar value is not determinable at this time.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF PROPOSAL NO. 2.

EQUITY COMPENSATION PLAN INFORMATION

The following table gives information about Symantec’s common stock that may be issued upon the exercise of options, warrants and rights under all of Symantec’s existing equity compensation plans as of March 31, 2006:

	Equity Compensation Plan Information
				Number of Securities
	Number of Securities			Remaining Available for
	to be Issued Upon		Weighted-Average	Future Issuance Under
	Exercise of		Exercise Price of	Equity Compensation Plans
	Outstanding Options,		Outstanding Options,	(Excluding Securities
Plan Category	Warrants and Rights		Warrants and Rights	Reflected in Column (a))
	(a)		(b)	(c)

Equity compensation plans approved by security holders	66,985,624		$14.98	44,497,578	(1)
Equity compensation plans not approved by security holders	2,269,557	(2)(3)	$6.42	0
Total	69,255,181		$14.70	44,497,578

(1)	Represents 18,382,970 shares remaining available for future issuance under Symantec’s 1998 Employee Stock Purchase Plan, 224,587 shares remaining available for future issuance under Symantec’s 2002 Executive Officer’s Stock Purchase Plan, 41,532 shares remaining available for future issuance under Symantec’s 2000 Director Equity Incentive Plan and 25,848,489 shares remaining available for future issuance as stock options under Symantec’s 2004 Equity Incentive Plan.

(2)	Excludes outstanding options to acquire 53,098,090 shares as of March 31, 2006 that were assumed as part of the Veritas acquisition. Also excludes 1,017,097 outstanding options as of March 31, 2006 that were acquired as part of other acquisitions. The weighted average exercise price of these outstanding options was $21.46 as of March 31, 2006. In connection with these acquisitions, Symantec has only assumed outstanding options and rights, but not the plans themselves, and therefore, no further options may be granted under these acquired-company plans.

(3)	Represents 1,980,221 outstanding options to purchase shares under Symantec’s 2001 Non-Qualified Equity Incentive Plan, 129,336 options outstanding under Symantec’s 1999 Acquisition Plan and a non-qualified stock option grant to Symantec’s Chief Executive Officer John W. Thompson to purchase 160,000 shares of Symantec common stock. The 2001 Non-Qualified Equity Incentive Plan was terminated in September 2004 in connection with the adoption of the Symantec 2004 Equity Incentive Plan. A total of 4 million shares of common stock were originally authorized and reserved for issuance under the 1999 Acquisition Plan.

Material Features of Equity Compensation Plans Not Approved by Stockholders

2001 Non-Qualified Equity Incentive Plan

The 2001 Non-Qualified Equity Incentive Plan was terminated in September 2004 in connection with the adoption of the Symantec 2004 Equity Incentive Plan. As of March 31, 2006, options to purchase 1,980,221 shares were outstanding under this plan.

Terms of Options.  Symantec’s Compensation Committee determined many of the terms and conditions of each option granted under the plan, including the number of shares for which the option was granted, the exercise price of the option and the periods during which the option may be exercised. Each option is evidenced by a stock option agreement in such form as the Committee approved and is subject to the following conditions (as described in further detail in the plan):

•	Vesting and Exercisability: Options and restricted shares become vested and exercisable, as applicable, within such periods, or upon such events, as determined by the Compensation Committee in its discretion and as set forth in the related stock option or restricted stock agreement. To date, as a matter of practice, options under the plan have generally been subject to a four-year vesting period. Options terminate ten years or less from the date of grant.

•	Exercise Price: The exercise price of each option granted was not less than 100% of the fair market value of the shares of common stock on the date of the grant.

•	Tax Status: All options granted under the plan are non-qualified stock options.

•	Method of Exercise: The option exercise price is typically payable in cash or by check, but may also be payable, at the discretion of the Committee, in other forms of consideration.

•	Termination of Employment: Options cease vesting on the date of termination of service or death of the participant. Options granted under the plan generally expire three months after the termination of the optionee’s service to Symantec or a parent or subsidiary of Symantec, except in the case of death or disability, in which case the options generally may be exercised up to 12 months following the date of death or termination of service. However, if the optionee is terminated for cause, the optionee’s options expire upon termination of employment.

Corporate Transactions.  In the event of a change of control of Symantec (as defined in the plan), the buyer may either assume the outstanding awards or substitute equivalent awards. In the event the buyer fails to assume or substitute awards issued under the plan, all awards will expire upon the closing of the transaction.

Term and Amendment of the Plan.  The plan was terminated in September 2004, except that outstanding options granted thereunder will remain in place for the term of such options.

1999 Acquisition Plan

The purpose of this plan was to issue stock options in connection with Symantec’s acquisition of URLabs in September 1999.

Eligibility for Participation.  Employees, officers, consultants, independent contractors and advisors to Symantec, or of any subsidiary or affiliate of Symantec, are eligible to receive stock options under this plan. Options awarded to officers may not exceed in the aggregate 30% percent of all shares available for grant under the plan.

Terms of Options.  Many of the terms of the options are determined by the Compensation Committee, and are generally the same in all material respects as the terms described above with respect to Symantec’s 2001 Non-Qualified Equity Incentive Plan, except that the 1999 Acquisition Plan does not contain a provision for the expiration of employees’ options upon a termination for cause.

Term and Amendment of the Plan.  The plan was terminated by the Board on October 18, 2005, except that outstanding options granted thereunder will remain in place for the term of such options.

Non-Qualified Stock Option Granted to John W. Thompson, Chief Executive Officer of Symantec

A non-qualified option to acquire 160,000 shares that was approved for grant to Mr. Thompson on December 20, 1999 was deemed granted on January 1, 2000. The option exercise price is 100% of the fair market value on January 1, 2000. The shares subject to the option vested 25% on January 1, 2001 and 2.0833% each month thereafter. The option has a term of ten years.

PROPOSAL NO. 3

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected KPMG as Symantec’s principal independent registered public accounting firm to perform the audit of Symantec’s consolidated financial statements for fiscal year 2007. As a matter of good corporate governance, the Audit Committee has determined to submit its selection of independent audit firm to stockholders for ratification. In the event that this selection of KPMG is not ratified by a majority of the shares of common stock present or represented at the annual meeting and entitled to vote on the matter, the Audit Committee will review its future selection of KPMG as Symantec’s independent registered public accounting firm.

The Audit Committee first approved KPMG as the company’s independent auditors in September 2002, and KPMG audited Symantec’s financial statements for Symantec’s 2006 fiscal year. Representatives of KPMG are expected to be present at the meeting, in which case they will be given an opportunity to make a statement at the meeting if they desire to do so, and will be available to respond to appropriate questions.

Principal Accountant Fees and Services

The company regularly reviews the services and fees from its independent registered public accounting firm. These services and fees are also reviewed with the Audit Committee annually. In accordance with standard policy, KPMG periodically rotates the individuals who are responsible for the company’s audit. Symantec’s Audit Committee has determined that the providing of certain non-audit services, as described below, is compatible with maintaining the independence of KPMG.

In addition to performing the audit of the company’s consolidated financial statements, KPMG provided various other services during fiscal years 2006 and 2005. Symantec’s Audit Committee has determined that KPMG’s provisioning of these services, which are described below, does not impair KPMG’s independence from Symantec. The aggregate fees billed for fiscal years 2006 and 2005 for each of the following categories of services are as follows:

Fees Billed to the Company	2006	2005

Audit fees(1)	$10,982,964	$2,566,499
Audit-related fees(2)	0	0
Tax fees(3)	654,437	235,774
All other fees(4)	0	122,500

Total fees	$11,637,401	$2,924,773

The categories in the above table have the definitions assigned under Item 9 of Schedule 14A promulgated under the Securities Exchange Act of 1934, and with respect to Symantec’s 2006 and 2005 fiscal years, these categories include in particular the following components:

(1) “Audit fees” include fees for audit services principally related to the year-end examination and the quarterly reviews of Symantec’s consolidated financial statements, consultation on matters that arise during a review or audit, review of SEC filings, audit services performed in connection with Symantec’s acquisitions and statutory audit fees.

(2) “Audit related fees” include fees which are for assurance and related services other than those included in Audit fees.

(3) “Tax fees” include fees for tax compliance and advice.

(4) “All other fees” include fees for all other non-audit services, principally for services in relation to certain information technology audits.

An accounting firm other than KPMG performs internal audit services for the company. Another accounting firm provides the majority of Symantec’s tax services.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

All of the services relating to the fees described in the table above were approved by the Audit Committee.

THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 3

OUR EXECUTIVE OFFICERS

The names of our executive officers, their ages as of June 30, 2006, and their positions are show below.

Name	Age	Position

John W. Thompson	57	Chairman of the Board of Directors and Chief Executive Officer
James A. Beer	45	Executive Vice President and Chief Financial Officer
Jeremy Burton	38	Group President, Enterprise Security and Data Management
Janice Chaffin	51	Executive Vice President and Chief Marketing Officer
Arthur F. Courville	47	Executive Vice President, General Counsel and Secretary
Kristof Hagerman	42	Group President, Data Center Management
Thomas W. Kendra	52	Group President, Worldwide Sales and Services
Stephen C. Markowski	46	Vice President of Finance and Chief Accounting Officer
Rebecca Ranninger	47	Executive Vice President and Chief Human Resources Officer
Enrique T. Salem	40	Group President, Consumer Products

The Board chooses executive officers, who then serve at the Board’s discretion. There is no family relationship between any of the directors or executive officers and any other director or executive officer of Symantec.

For information regarding Mr. Thompson, please refer to Proposal No. 1, “Election of Directors,” above.

Mr. Beer has served as our Executive Vice President and Chief Financial Officer since February 28, 2006. From September 1991 to February 2006, Mr. Beer held various management positions in finance and operations at American Airlines Inc., a passenger airline company, including leading the airline’s European and Asia Pacific businesses. He most recently served as Senior Vice President and Chief Financial Officer of AMR Corporation and AMR’s principal subsidiary, American Airlines, since January 2004. Mr. Beer holds a Bachelor of Science in aeronautical engineering from Imperial College, London University and a master’s degree in business administration from Harvard Business School.

Mr. Burton has served as our Group President, Enterprise Security and Data Management since May 2006. Prior to that, Mr. Burton was Senior Vice President, Enterprise Security and Data Management from February 2006 to May 2006 and Senior Vice President, Data Management from July 2005 to February 2006. Mr. Burton joined Symantec through the company’s acquisition of Veritas Software Corporation. At Veritas, he was executive vice president of the data management group and served as Senior Vice President and Chief Marketing Officer from April 2002 to July 2005. From October 1995 to April 2002, Mr. Burton held positions in customer support, resales, product management and engineering at Oracle Corporation, an enterprise software company. He also founded Oracle’s developer program, Oracle Technology Network. Mr. Burton graduated from the University of Surrey in Guildford, England with a bachelor’s degree in information systems engineering.

Ms. Chaffin has served as our Executive Vice President and Chief Marketing Officer since May 2006. Ms. Chaffin joined Symantec in May 2003 as Senior Vice President and Chief Marketing Officer. Prior to Symantec, Ms. Chaffin spent 21 years at Hewlett-Packard Company, a global provider of products, technologies, solutions and services, where she held a variety of marketing and business management positions and most recently served as Vice President of Enterprise Marketing and Solutions. Ms. Chaffin is a member of the Board of Directors of Informatica Corporation, an enterprise data integration software and services provider. She graduated summa cum laude from the University of California, San Diego with a bachelor’s degree and earned a master’s degree in business administration from the University of California, Los Angeles, where she was a Henry Ford Scholar.

Mr. Courville has served as our Executive Vice President since May 2006, General Counsel since February 2006 and as Secretary since 1999. He previously served as Senior Vice President, Corporate Legal Affairs from July 2005 to February 2006, and as Vice President and General Counsel from 1999 to July 2005. Mr. Courville joined Symantec in 1993, and was promoted to Director of the Legal Department in 1994. In 1997, Mr. Courville took the position of Director of Product Management for the Internet Tools Business Unit of Symantec, where he was responsible for all product management activities related to Java programming and HTML editing products. Mr. Courville later returned to the legal department as Senior Director before his appointment as Vice President and General Counsel in 1999. Before joining Symantec, Mr. Courville practiced law with the law firm of Gibson, Dunn & Crutcher. Mr. Courville holds a Bachelor of Arts in Economics from Stanford University, a law degree from Boalt Hall School of Law at the University of California, Berkeley and a Masters of Business Administration from the Haas School of Business at the University of California, Berkeley.

Mr. Hagerman has served as our Group President, Data Center Management since May 2006. Mr. Hagerman previously served as Senior Vice President, Data Center Management from July 2005 to May 2006. He joined Symantec through the company’s acquisition of Veritas. At Veritas, Mr. Hagerman most recently served as Executive Vice President, Storage and Server Management from September 2004 to July 2005 and served as Executive Vice President, Strategic Operations from March 2003 to September 2004. He was Senior Vice President, Strategic Operations from August 2001 to March 2003 and was Vice President, Strategic Alliances from February 2001 to August 2001. Mr. Hagerman received a bachelor’s degree in Russian and Economics from Dartmouth College, a master’s degree in International Relations from Cambridge University, and a Master of Business Administration from Stanford Graduate School of Business.

Mr. Kendra has served as our Group President, Worldwide Sales and Service since May 2006. In this role, Mr. Kendra provides sales leadership to the company’s three regions: Asia Pacific and Japan; Europe, Middle East and Africa; and the Americas and leads the partner, services, and support organizations. He previously served as Executive Vice President, Worldwide Sales and Services from September 2005 to May 2006 and as Senior Vice President of Worldwide Sales from January 2004 to September 2005. Mr. Kendra joined Symantec after a 26-year career at IBM Corporation, a worldwide information technology provider, where most recently he was responsible for worldwide competitive sales and was a member of IBM’s senior leadership team. Prior to that, he was the Vice President of IBM’s Worldwide Server Sales. From 1999 to 2001, Mr. Kendra was responsible for IBM’s software business in Asia Pacific including sales, services, marketing, and channel operations. During that time he also served as Chairman of the Board of Singalab, a leader in systems integration, located in Singapore. During his time at IBM, Mr. Kendra held other executive positions including Vice President of Marketing and Sales for IBM’s database division; Vice President of Software for the Western United States; and Director of Support and Services for IBM’s U.S. software business. Mr. Kendra received a Bachelor of Arts in Business Administration from Indiana University in Bloomington, Indiana.

Mr. Markowski has served as our Vice President of Finance and Chief Accounting Officer since July 2005, and is responsible for worldwide accounting operations (non-revenue), tax, treasury and external reporting. Mr. Markowski also served as Acting Chief Financial Officer from December 2005 to February 2006. Prior to that time, he served in a variety of positions with Symantec, most recently as Vice President of Accounting, Tax & Treasury from October 2001 to July 2006 and as Tax Director from August 1990 to June 1998. Prior to joining Symantec, Mr. Markowski was with KPMG LLP, a public accounting firm, for nine years, primarily working in tax. Mr. Markowski holds a bachelor’s degree in accounting from Santa Clara University.

Ms. Ranninger has served as our Executive Vice President and Chief Human Resources Officer since May 2006. Ms. Ranninger previously served as Senior Vice President, Human Resources from January 2000 to May 2006. From September 1997 to January 2000, she held the position of Vice President, Human Resources. Prior to 1997, Ms. Ranninger served for over six years in the Legal Department. Before joining Symantec in 1991, Ms. Ranninger was a business litigator with the law firm of Heller Ehrman White & McAuliffe. Ms. Ranninger graduated magna cum laude from Harvard University with a bachelor’s degree, earned a bachelor’s degree in jurisprudence from Oxford University and a Juris Doctorate from Stanford University.

Mr. Salem has served as our Group President, Consumer Products since May 2006. Mr. Salem previously served as Senior Vice President, Consumer Products and Solutions from February 2006 to May 2006, Senior Vice President, Security Products and Solutions from January 2006 to February 2006, and as Senior Vice President, Network and Gateway Security Solutions from June 2004 to February 2006. Prior to joining Symantec, from April 2002 to June 2004, he was President and CEO of Brightmail Incorporated, an anti-spam software company that was acquired by Symantec. From January 2001 to April 2002, Mr. Salem served as Senior Vice President of Products and Technology at Oblix Inc., an identity-based security products developer, and from October 1999 to January 2001, he was Vice President of Technology and Operations at Ask Jeeves Inc., an online search engine provider. From 1990 to October 1999, Mr. Salem led the security business unit at Symantec. Mr. Salem received a Bachelor of Arts in computer science from Dartmouth College.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Symantec has adopted a policy that executive officers and members of the Board hold an equity stake in the company. The policy requires each executive officer to hold a minimum number of shares of Symantec common stock. Newly appointed executive officers are not required to immediately establish their position, but are expected to make regular progress to achieve it. The Compensation Committee reviews the minimum number of shares held by the executive officers and directors from time to time. The purpose of the policy is to more directly align the interests of executive officers and directors with our stockholders.

The following table sets forth information, as of June 30, 2006, with respect to the beneficial ownership of Symantec common stock by (i) each stockholder known by Symantec to be the beneficial owner of more than 5% of Symantec common stock, (ii) each member of the Board of Symantec, (iii) the named executive officers of Symantec included in the Summary Compensation Table appearing on page 36 of this proxy statement and (iv) all current executive officers and directors of Symantec as a group.

Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Percentage ownership is based on 987,548,502 shares of Symantec common stock outstanding as of June 30, 2006 (excluding shares held in treasury). Shares of common stock subject to stock options and restricted stock units vesting on or before August 29, 2006 (within 60 days of June 30, 2006) are deemed to be outstanding and beneficially owned for purposes of computing the percentage ownership of such person but are not treated as outstanding for purposes of computing the percentage ownership of others.

	Amount and
	Nature of
	Beneficial	Percent
Name and Address of Beneficial Owner	Ownership	of Class

5% Beneficial Owner
FMR Corp(1)	59,461,204	5.7%
82 Devonshire Street Boston, MA 02109
Directors and Executive Officers
John W. Thompson(2)	9,652,321	1.0%
Michael Brown(3)	171,041	*
William T. Coleman(4)	139,468	*
David L. Mahoney(5)	88,576	*
Robert S. Miller(6)	289,760	*
George Reyes(7)	244,616	*
David J. Roux(8)	290,284	*
Daniel H. Schulman(9)	82,725	*
V. Paul Unruh(10)	172,600	*
James A. Beer	—	*
Jeremy Burton(11)	492,540	*
Kristof Hagerman(12)	777,425	*
Thomas W. Kendra(13)	231,599	*
Gary L. Bloom(14)	663,946	*
All current Symantec executive officers and directors as a group (18 persons)(15)	14,229,293	1.4%

*	Less than 1%.

(1)	Based solely on information provided by FMR Corp. in a Schedule 13G/A filed with the Securities and Exchange Commission on June 12, 2006.

(2)	Includes 8,167,237 shares subject to options that will be exercisable as of August 29, 2006.

(3)	Includes 163,630 shares subject to options that will be exercisable as of August 29, 2006.

(4)	Includes 119,166 shares subject to options that will be exercisable as of August 29, 2006.

(5)	Includes 68,166 shares subject to options that will be exercisable as of August 29, 2006.

(6)	Includes 191,000 shares subject to options that will be exercisable as of August 29, 2006.

(7)	Includes 203,000 shares subject to options that will be exercisable as of August 29, 2006.

(8)	Includes 230,461 shares subject to options that will be exercisable as of August 29, 2006.

(9)	Includes 72,168 shares subject to options that will be exercisable as of August 29, 2006.

(10)	Includes 168,630 shares subject to options that will be exercisable as of August 29, 2006.

(11)	Includes 485,201 shares subject to options that will be exercisable as of August 29, 2006.

(12)	Includes 776,206 shares subject to options that will be exercisable as of August 29, 2006.

(13)	Includes 225,832 shares subject to options that will be exercisable as of August 29, 2006.

(14)	Includes 656,907 shares subject to options that will be exercisable as of August 29, 2006 and 7,039 shares held by the Bloom Family Trust.

(15)	Includes 12,156,681 shares subject to options that will be exercisable as of August 29, 2006.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16 of the Exchange Act requires Symantec’s directors and officers, and any persons who own more than 10% of Symantec’s common stock, to file initial reports of ownership and reports of changes in ownership with the SEC and the NASDAQ Global Market. Such persons are required by SEC regulation to furnish Symantec with copies of all Section 16(a) forms that they file.

Based solely on its review of the copies of such forms furnished to Symantec and written representations from the directors and executive officers, Symantec believes that all Section 16(a) filing requirements were met in fiscal year 2006.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Report of the Compensation Committee on Executive Compensation

The information contained in the following report of Symantec’s Compensation Committee is not considered to be “soliciting material,” or “filed,” or incorporated by reference in any past or future filing by Symantec under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless and only to the extent that Symantec specifically incorporates it by reference.

The Compensation Committee (the “Committee”) of the Board of Directors of Symantec Corporation (the “Board”) acts pursuant to the Charter of the Compensation Committee (the “Charter”) a copy of which is available on the Investor Relations section of our website, located at www.symantec.com/invest, under “Company Charters.”

Governance

The Committee is comprised of Daniel H. Schulman (Chairman), Michael Brown, William T. Coleman and David L. Mahoney, each of whom qualifies as an independent director under the rules of the NASDAQ Stock Market, an “outside director” as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and a “non-employee director” as defined in Rule 16b-3 under the Securities and Exchange Act of 1934 (the “Exchange Act”). Members of the Committee are appointed by the Board following recommendation by the Board’s Nominating and Governance Committee. The Committee meets periodically throughout the year (at least four times) and holds additional meetings from time to time to review and discuss executive compensation issues. During fiscal year 2006, the Committee met six times. The Committee also considers and takes action by written consent.

The Committee reviews and approves the compensation of Symantec’s executive officers and other employees, administers Symantec’s cash bonus plans and equity compensation plans, grants options and other types of equity compensation awards, reviews and recommends compensation of the Board and reviews and recommends adoption of and amendments to Symantec’s equity compensation plans, cash bonus plans and employee benefit plans of general applicability to Symantec’s employees. The Committee has delegated to Symantec’s Chief Executive Officer the authority to grant equity-based awards to non-executive officers and employees of Symantec, subject to appropriate limitations established by the Board.

The Committee has the authority under its Charter to retain and/or terminate the services of compensation consultants, legal counsel and other advisors to assist the Committee in its functions. In fiscal 2006, the Committee elected to continue the engagement of Mercer Human Resource Consulting, to advise the Committee with respect to the compensation of Symantec’s executive officers and compensation plan design.

In fiscal 2006, at the invitation of the Committee, certain executives of Symantec and the Committee’s compensation consultant attended meetings of the Committee. No officer of Symantec was present during discussions or deliberations regarding that officer’s own compensation. Additionally, the Committee met in executive session alone and with its compensation consultant to discuss various matters and formulate certain final decisions, including those regarding the performance and compensation of the Chief Executive Officer.

The Committee members receive materials for each meeting in advance and generally participate in individual pre-meetings with management to review the materials.

Compensation Committee Philosophy

We believe that the compensation of the executive officers, including the Chief Executive Officer, should be based significantly on Symantec’s reported financial performance. Consistent with this philosophy, a meaningful component of the compensation of each executive officer is contingent upon the achievement of corporate revenue and earnings per share targets for the fiscal year. In addition, we believe that compensation for Symantec’s executive officers, including annual base compensation and long-term equity compensation, should be competitive with compensation arrangements for executive officers of companies in our peer group.

Base Compensation

The annual base compensation for our executive officers is determined through a comprehensive process designed to ensure that Symantec is capable of attracting and retaining the caliber of executives necessary to achieve its strategic and business objectives. This process begins with a review of one or more executive compensation surveys from independent sources. We also review and compare the practices of other companies with respect to equity compensation to executive officers, and consider the recommendations of our compensation consultant in determining executive compensation. We obtain executive compensation data from other high technology companies, including high technology companies of a similar size, and from some companies that may be included in the S&P Information Technology Index (used for purposes of the returns data presented in “Comparison of Cumulative Total Return” below).

Incentive Compensation

Cash bonuses are awarded to our executive officers based on objectives set by the Board at the beginning of each fiscal year. These objectives may be reviewed and adjusted, if necessary, to reflect accretive events that significantly impact the revenue or earnings targets of Symantec, such as a merger, acquisition or stock buyback. The cash bonuses that were paid in fiscal 2006 to our executive officers were based on our annual incentive plans for our executive officers. The Board may alter or cancel one or more of the incentive plans for any reason at any time, and any payments made under the incentive plans are made at the sole discretion of the Committee. Symantec’s corporate performance with respect to revenues and earnings per share are the primary financial objectives considered in determining annual incentive compensation for the executive officers. The annual incentive plans for our executive officers are adopted pursuant to the Senior Executive Incentive Plan approved by our stockholders in 2003, under which the 2006 Executive Incentive Plans and the 2006 CEO Incentive Plan were implemented.

Equity Compensation

We believe that equity compensation is an important tool for the retention of our executive officers and the alignment of their interests with those of the company’s stockholders. Stock options, restricted stock units and other forms of equity compensation have typically been granted to our executive officers when the executive first joins Symantec, in connection with a significant change in responsibilities, as part of an annual grant, at other times based upon performance, and occasionally to achieve equitable compensation within a peer group. Stock options have value for the executive only if the price of Symantec’s stock increases above the fair market value on the grant date. In addition, equity awards generally have value for the executive only if the executive remains in our employ for the period required for the shares to vest.

When making annual grants of stock options or other equity awards for executive officers, we consider Symantec’s corporate performance during the past year and recent quarters, the responsibility level and performance of the executive officer, prior option grants or equity awards to the executive officer and the level of vested and unvested equity awards. The stock options vest over a four-year period, and have exercise prices equal to the fair market value of our common stock on the date of grant under the terms of the stock plan, while restricted stock units granted to executive officers in fiscal year 2006 have variable vesting schedules, including two year cliff vesting and annual vesting over three or four years.

The number of option shares or other equity compensation awards granted by the Committee is within the discretion of the Committee and is based on anticipated future contribution and ability to impact corporate and/or business unit results, past performance or consistency within the executive’s peer group.

Over the past three years, Symantec has taken specific actions that reflect corporate responsibility and our desire to decrease the total dilution experienced by stockholders as a result of our equity plans. As part of this effort, in July 2004, the Board eliminated the “evergreen” provision in Symantec’s 1998 Employee Stock Purchase Plan, whereby the number of shares available for issuance increased automatically on January 1 of each year by 1% of our outstanding shares of common stock. At the same time, we remain focused on attracting and retaining key personnel to help us solidify our position as the world leader in information integrity through our security and storage management solutions. As a measure of our success in lowering overall dilution and effectively using our option pool, we have lowered the yearly burn rate in the last four consecutive fiscal years, reducing the annual rate down from 8% to 2% over this period. Burn rate in this context is defined as total shares granted as a percentage of total common stock outstanding at the end of the period reviewed. During this time, our total dilution overhang has decreased from 28% to 14%. Overhang in this context is defined as all options and awards outstanding and available for issuance under all of our equity incentive plans as a percentage of total common stock outstanding at the end of the period reviewed.

Compensation of Executive Officers Other Than the Chief Executive Officer During Fiscal Year 2006

For the fiscal year ended March 31, 2006, executive officers received increases in their base salaries that reflected industry standards. The factors considered by us in determining base salaries and salary increases for fiscal year 2006 varied depending on the position of each executive, but generally included the following factors:

1. The executive pay recommendations made by the Chief Executive Officer;

2. Analysis of results from individual members of management and the overall leadership team; and

3. Other quantitative and qualitative factors, including the scope of the executive’s particular job, his or her performance in the job, the expected value of the executive’s future impact or contribution to our success and growth, the executive’s prior experience and salary history and our recent financial performance and market competitiveness.

Performance-based bonuses for the executive officers were paid under our annual incentive plans at the end of the fiscal year. Under the terms of the fiscal 2006 Executive Incentive Plans, Symantec’s executive officers were eligible to receive performance-based incentive bonuses at the end of the fiscal year with target payouts ranging from 40% to 125% of their annual base salaries. The actual bonus amounts for all executive officers other than Messrs. Burton, Hagerman and Salem were subject to the following metrics and weighting: (a) achievement of targeted revenue growth of Symantec (50% weighting); and (b) achievement of targeted earnings per share growth of Symantec (50% weighting). The bonus amount for Messrs. Burton, Hagerman and Salem were subject to an individual objectives metric (30% weighting) in addition to the revenue and earnings per share metrics described above (weighted at 35% each). The measurement period for targeted revenue and earnings per share growth was the nine month period ending on March 31, 2006. Specific performance thresholds for each metric had to be exceeded before the portion of the bonuses associated with the respective metric were paid. The bonus target payments for a particular metric were calculated on a linear basis in relation to the percentage of the metric achieved up to 100% of the target amount, with bonus amounts exceeding target payouts for achievement of more than 100% of the applicable metric.

In recognition of the efforts of certain executive officers of Symantec in the acquisition and integration of Veritas Software Corporation in July 2005, and to support both the retention and achievement of integration-specific objectives, the Board approved the fiscal 2006 Executive Supplemental Incentive Plan. Under the Supplemental Plan, certain executive officers became eligible to receive performance-based incentive bonuses equivalent to the bonuses payable under, and upon terms substantially similar to, the fiscal 2006 Executive Incentive Plans, on the one year anniversary of the acquisition of Veritas. The Chief Executive Officer was not eligible to participate under the Supplemental Plan. The supplemental incentive bonuses are in addition to the incentive bonuses payable under the fiscal 2006 Executive Incentive Plans. The target payouts under the supplemental incentive plans are 40% to 100% of a participant’s annual base salary. The plans do not include minimum guaranteed payments, except for Thomas Kendra, our current Group President, Worldwide Sales and Services, in the amount of $750,000. In addition, the supplemental incentive bonus may be increased up to a maximum of 50% of the calculated bonus amount for any participant, based on the executive officer’s impact on and contributions to the integration of Symantec and Veritas.

In fiscal year 2006, Symantec did not meet its targeted revenue goals, although the company’s earnings per share growth targets specified in the executive officers annual incentive plans were achieved. As a result, each executive officer was paid a bonus at less than the targeted bonus amount under the fiscal 2006 Executive Incentive Plan. Thus, fiscal 2006 bonuses to executive officers ranged from 29% to 60% of such executive officer’s annual eligible earnings, which equaled an achievement against the executive officer’s targeted bonus under the fiscal 2006 Executive Incentive Plan between 74% and 89%.

Stock Options and Equity Awards Granted to Executive Officers Other Than the Chief Executive Officer in Fiscal Year 2006

Over the past fiscal year, we made stock option and restricted stock grants to executive officers other than the Chief Executive Officer, for a total of 1,717,500 shares (as described more fully in the section entitled “Option Grants in Fiscal Year 2006”). The general purpose of these grants was to provide greater incentives to these executive officers to continue their employment with us and to strive to increase long-term stockholder value. In the fiscal year 2006, the primary factors considered in granting options to executive officers were the executive’s performance, the executive’s responsibilities, the equity stake owned by the executive as a percentage of Symantec’s outstanding equity, and competitive market practices. Symantec does not set specific target levels for options granted to the Chief Executive Officer or other executive officers but seeks to be competitive with similar high technology companies.

Fiscal Year 2006 CEO Compensation

Compensation for the Chief Executive Officer is determined through a process similar to that discussed above for other executive officers. For fiscal year 2006, the Board elected to maintain Mr. Thompson’s annual salary at $800,000 per year. In accordance with his Employment Agreement dated April 11, 1999, the Board has agreed that Mr. Thompson’s base salary would be reviewed on an annual basis by the Committee and may be increased from time to time in the discretion of the Board, but in no event may his base salary be reduced below $600,000 during Mr. Thompson’s term of employment with Symantec.

We believe that the Chief Executive Officer’s performance bonuses should be paid solely in relation to our financial success, which is the ultimate measure of Chief Executive Officer effectiveness and aligns CEO compensation to stockholder value. Under the 2006 CEO Incentive Plan, Mr. Thompson was eligible to receive an annual bonus following the end of the fiscal year with a target payout of 125% of his annual base salary, or $1,000,000. The following metrics and weightings were considered in calculating the amount of Mr. Thompson’s bonus for fiscal 2006: (a) achievement of targeted revenue growth of Symantec (50% weighting); and (b) achievement of targeted earnings per share growth of Symantec (50% weighting). Specific thresholds for each metric had to be exceeded before the portion of the bonus associated with the respective metric was paid. The bonus target payment for a particular metric was calculated on a linear basis in relation to the percentage of the metric achieved up to 100% of the target amount, with the bonus amount exceeding Mr. Thompson’s target payout for achievement of more than 100% of the applicable metric. As stated above, in fiscal year 2006, Symantec did not meet its targeted revenue goals, and as a result, Mr. Thompson was paid a bonus at less than the targeted bonus amount under the fiscal 2006 CEO Incentive Plan. Overall, Mr. Thompson earned an aggregate bonus of 75% of his target bonus, or $750,000, for the fiscal year 2006, based on the company’s performance against target on both the revenue growth and earnings per share objectives.

Stock Options and Equity Awards Granted to the Chief Executive Officer in Fiscal Year 2006

The Committee, as part of its annual review of executive compensation, reviews the number of vested and unvested options and other equity awards held by our Chief Executive Officer and makes stock option grants or other equity awards to provide appropriate incentives to him to continue his employment with us and to strive to increase stockholder value. On October 18, 2005, the Committee, as part of an executive equity grant, reviewed the number of vested and unvested options held by Mr. Thompson and the relative retention value of these options, and approved the grant to Mr. Thompson of a stock option to acquire 750,000 shares of Symantec common stock.

The Committee notes that on April 25, 2006, as part of the annual executive equity grants, it approved the grant to Mr. Thompson of a stock option to acquire 400,000 shares of Symantec common stock and an award of restricted stock units to acquire 100,000 shares of Symantec common stock, which grant and award Mr. Thompson declined. In declining this grant and award, Mr. Thompson indicated to the Committee that he believed previous stock option grants made to him by the Committee were sufficient to achieve the Committee’s objective of retention and aligning stockholder interests, and that he remained focused on improving the overall financial performance of Symantec.

Tax Law Limits on Executive Compensation

Symantec’s Senior Executive Incentive Plan, 1996 Equity Incentive Plan (which expired on March 4, 2006) and 2004 Equity Incentive Plan permit Symantec to pay compensation that is “performance-based” and thus fully tax-deductible by Symantec. We currently intend to continue to optimize Symantec’s tax deduction for executive compensation to the extent we determine that it is in the best interests of Symantec and its stockholders. Under Section 162(m) of the Internal Revenue Code, we may not receive a federal income tax deduction for compensation paid to the Chief Executive Officer and the next four most highly compensated executive officers to the extent that any of these persons receives more than $1,000,000 in compensation in any one year. We believe that all of the stock options granted to the executive officers under Symantec’s 1996 Equity Incentive Plan and 2004 Equity Incentive Plan qualify under Section 162(m) as performance-based compensation. However, deductibility is not the sole factor used by the Committee in ascertaining appropriate levels or manner of compensation and corporate objectives may not necessarily align with the requirements for full deductibility under Section 162(m). Accordingly, we may enter into compensation arrangements under which payments are not deductible under Section 162(m). For example, certain payments under our incentive plans and compensation resulting from stock awards to Mr. Thompson prior to the adoption of the shareholder approved incentive plan may not be deductible under Section 162(m).

We have reviewed the components of compensation paid to each of our executive officers in fiscal year 2006. Based on this review, we find such compensation to be appropriate.

By: The Compensation Committee of the Board of
Directors:

Daniel H. Schulman (Chairman)
Michael Brown*
William T. Coleman*
David L. Mahoney

Date: July 25, 2006

* Member of the Compensation Committee since July 2, 2005

Compensation Committee Interlocks and Insider Participation

Symantec’s Compensation Committee currently consists of Messrs. Schulman, Brown, Coleman and Mahoney. In July 2005, Mr. George Reyes and former directors Mr. Franciscus Lion and Ms. Tania Amochaev stepped down from the Compensation Committee and Messrs. Brown and Coleman were appointed to the Compensation Committee. None of the members of Symantec’s Compensation Committee in fiscal year 2006 has ever been an officer or employee of Symantec or any of its subsidiaries, and none have any “Related Transaction” relationships with Symantec of the type that is required to be disclosed under Item 404 of Regulation S-K. None of Symantec’s executive officers has served as a member of the Board, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on Symantec’s Board or Compensation Committee during fiscal year 2006.

Summary of Cash and Certain Other Compensation

The following table sets forth all compensation awarded to, earned by or paid to for services rendered in all capacities to Symantec and its subsidiaries during each of the fiscal years ended on or about March 31, 2006, 2005 and 2004 by Symantec’s Chief Executive Officer, Symantec’s four most highly compensated executive officers, other than the Chief Executive Officer, who were serving as executive officers at the end of the fiscal year ended March 31, 2006, and one former executive officer of Symantec who was among Symantec’s four most highly compensated executive officers, other than the Chief Executive Officer, for the fiscal year ended March 31, 2006 but was not serving as an executive officer at March 31, 2006. This information includes the dollar values of base salaries and bonus awards, the number of stock options granted, restricted stock awards and certain other compensation, as applicable, whether paid or deferred. Symantec does not grant stock appreciation rights and has no other long-term compensation benefits except for those mentioned in the tables below. The numbers of shares underlying stock options reflect the two-for-one stock splits effected as stock dividends on November 19, 2003 and November 30, 2004.

Summary Compensation Table

								Long Term Compensation
		Annual Compensation						Awards
						Other		Restricted	Securities	All
						Annual		Stock	Underlying	Other
		Salary		Bonus		Compensation		Award(s)	Options	Compensation
Name and Principal Position	Year	($)		($)		($)		($)	(#)	($)(1)

John W. Thompson	2006	800,000		750,000		287,177	(2)	—	750,000	13,477	(3)
Chairman of the Board of Directors and	2005	800,000		1,680,000		275,425	(4)	—	500,000	14,005
Chief Executive Officer	2004	750,000		1,762,500		188,014	(5)	—	—	13,933
James A. Beer	2006	54,167	(6)	2,032,500	(7)	290,426	(8)	1,694,000 (9)	300,000	—
Executive Vice President and	2005	—		—		—		—	—	—
Chief Financial Officer	2004	—		—		—		—	—	—
Thomas W. Kendra	2006	425,000		861,123	(10)	52,395	(11)	—	75,000	—
Group President,	2005	340,000		1,034,523		82,383	(12)	—	70,000	—
Worldwide Sales and Services	2004	70,209	(13)	398,994		*		—	300,000	—
Jeremy Burton	2006	330,000	(14)	478,177	(15)	*		—	127,500	1,375
Group President,	2005	—		—		—		—	—	—
Enterprise Security and Data Management	2004	—		—		—		—	—	—
Kristof Hagerman	2006	330,000	(16)	487,340	(15)	*		—	127,500	—
Group President,	2005	—		—		—		—	—	—
Data Center Management	2004	—		—		—		—	—	—
Gary L. Bloom	2006	854,482	(17)	1,666,667	(18)	58,206	(19)	—	350,000	3,514,865	(20)
Former President and Vice-Chairman	2005	—		—		—		—	—	—
	2004	—		—		—		—	—	—

*	Did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for the named executive officer.

(1)	Unless otherwise noted, consists solely of 401(k) matching contributions made by the company.

(2)	Includes $161,898 for incremental costs incurred by the company in connection with Mr. Thompson’s personal use of the company aircraft. Incremental costs include variable costs directly related to the personal use of the company aircraft, such as fuel, hourly usage rates and federal excise taxes.

(3)	Includes term executive life insurance premium payments made by the company in the amount of $7,130 and 401(k) matching contributions in the amount of $6,347.

(4)	Includes $193,257 for incremental costs incurred by the company in connection with Mr. Thompson’s personal use of the company aircraft. Incremental costs include variable costs directly related to the personal use of the company aircraft, such as fuel, hourly usage rates and federal excise taxes.

(5)	Includes $142,902 for incremental costs incurred by the company in connection with Mr. Thompson’s personal use of the company aircraft. Incremental costs include variable costs directly related to the personal use of the company aircraft, such as fuel, hourly usage rates and federal excise taxes.

(6)	Mr. Beer joined Symantec in February 2006.

(7)	Includes a hire on bonus of $2,000,000.

(8)	Includes payment of relocation expenses of $285,718 incurred in fiscal year 2006, and paid to date.

(9)	Mr. Beer received a grant of 100,000 restricted stock units on March 3, 2006, which had a value of $1,694,000 based on the fair market value on that date of $16.94 per share. As of March 31, 2006, this restricted stock unit award had a value of $1,683,000, based on the fair market value of Symantec’s common stock on March 31, 2006 of $16.83 per share. There was no associated cost to Mr. Beer for the foregoing grant. The restricted stock units will vest in four equal annual installments over a four year period beginning on March 3, 2007, subject to continued employment or services by Mr. Beer through such dates. The shares received upon settlement of the restricted stock units will be eligible to receive dividends.

(10)	Includes a bonus of $606,123, paid to Mr. Kendra pursuant to his offer letter from the company.

(11)	Includes health insurance premium payments of $17,182 and coverage of $16,181 in expenses related to attendance at the company’s sales achiever’s trip.

(12)	Includes payment of relocation expenses of $35,900.

(13)	Mr. Kendra joined Symantec in January 2004.

(14)	Mr. Burton joined Symantec in July 2005 through our acquisition of Veritas.

(15)	Includes a retention bonus of $366,667.

(16)	Mr. Hagerman joined Symantec in July 2005 through our acquisition of Veritas.

(17)	Mr. Bloom joined Symantec in July 2005 through our acquisition of Veritas and resigned from his position as President and Vice-Chairman of Symantec in March 2006.

(18)	Represents a retention bonus paid to Mr. Bloom.

(19)	Includes payment of health insurance premiums of $16,261 and $31,653 for incremental costs incurred by the company in connection with Mr. Bloom’s personal use of the company aircraft. Incremental costs include variable costs directly related to the personal use of the company aircraft, such as fuel, hourly usage rates and federal excise taxes.

(20)	Includes severance benefits paid or payable to Mr. Bloom, including salary continuation payments for a period of 18 months measured from March 23, 2006 in the amount of $1,500,000 (subject to certain contingencies), a lump sum target bonus payment of $1,150,000, an additional lump sum payment in the amount of $831,781 representing the pro-ration of Mr. Bloom’s $1,150,000 target bonus for the portion of the company’s 2006 fiscal year during which he was employed by Symantec and $28,084 which represents the amount paid or payable by Symantec to continue Mr. Bloom’s health coverage for the 18-month period measured from March 23, 2006. This amount also includes $5,000 in 401(k) matching contributions made by the company.

Stock Options

The following table sets forth further information regarding individual grants of options to purchase Symantec common stock during the fiscal year ended March 31, 2006 to each of the executive officers named in the Summary Compensation Table above. All option grants were made pursuant to the 1996 Plan or the 2004 Plan, with an exercise price equal to the fair market value of Symantec common stock on the date of grant. Generally, 25% of the original grant becomes exercisable upon the first anniversary of the grant, with the remainder vesting pro rata on a monthly basis over the three years thereafter. Generally, options granted under each plan lapse after either 7 or 10 years or, if earlier, 3 months after termination of employment. The percentage of total options granted is based on an aggregate of options to purchase 18,940,332 shares of common stock granted to employees in the 2006 fiscal year.

The table sets forth the hypothetical gains or “option spreads” that would exist for the options at the end of their respective ten-year terms based on assumed annualized rates of compound stock price appreciation of 5% and 10% from the dates the options were granted to the end of the respective option terms. The 5% and 10% assumed rates of annual compound stock price appreciation are mandated by rules of the SEC and do not represent Symantec’s estimate or projection of future Symantec common stock prices. Actual gains, if any, on option exercises are dependent on the future performance of Symantec’s common stock. There can be no assurances that the potential realizable values shown in this table will be achieved.

Option Grants in Fiscal Year 2006

	Individual Grants
		% of Total			Potential Realizable Value
	# of Shares	Options			at Assumed Annual Rates of
	Underlying	Granted to	Exercise		Stock Price Appreciation for
	Options	Employees in	Price	Expiration	Option Term
Name	Granted	Fiscal Year	($/Share)	Date	5%	10%

John W. Thompson	750,000	3.8%	$22.68	10/20/2012	6,924,778	16,137,678
James A. Beer	300,000	1.5%	$16.98	03/03/2013	2,073,770	4,832,765
Jeremy Burton	40,000	0.2%	$17.74	12/15/2012	288,878	673,210
	87,500	0.4%	$21.22	07/02/2015	1,167,700	2,959,181
Kristof Hagerman	40,000	0.2%	$22.68	10/20/2012	369,321	860,676
	87,500	0.4%	$21.22	07/02/2015	1,167,700	2,959,181
Thomas W. Kendra	75,000	0.4%	$22.68	10/20/2012	692,478	1,613,768
Gary L. Bloom	100,000	0.5%	$22.68	10/20/2012	923,304	2,151,690
	250,000	1.3%	$21.22	07/02/2015	3,336,286	8,454,804

Option Exercises and Holdings

The following table provides information concerning stock option exercises by each of the executive officers named in the Summary Compensation Table above during the fiscal year ended March 31, 2006 and information concerning unexercised options held by these officers at the end of the fiscal year. The value realized represents the difference between the aggregate fair market value of the shares on the date of exercise less the aggregate exercise price paid. The value of unexercised in-the-money options is based on the fair market value of Symantec common stock on March 31, 2006 of $16.83 per share, minus the exercise price, multiplied by the number of shares issuable upon exercise of the option. These values have not been, and may never be, realized.

Aggregate Option Exercises in Fiscal Year 2006 and Fiscal Year End Option Values

			Number of Shares
	Shares		Underlying Unexercised		Value of Unexercised
	Acquired		Options at Fiscal Year		In-The-Money Options at
	on	Value	End (#)		Fiscal Year End ($)
Name	Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

John W. Thompson	0	0	7,015,154	2,172,918	69,562,287	9,479,250
James A. Beer	0	0	0	300,000	0	0
Jeremy Burton	169,802	1,288,941	411,735	311,590	41,566	41,568
Kristof Hagerman	0	0	702,156	330,325	548,688	49,881
Thomas W. Kendra	0	0	187,291	257,709	0	0
Gary L. Bloom	550,000	1,275,013	3,462,081	0	1,415,386	0

Employment, Severance and Change of Control

In accordance with an Employment Agreement dated April 11, 1999 between Mr. Thompson and Symantec, the Board granted Mr. Thompson an initial base salary of $600,000 and agreed that his base salary will be reviewed on an annual basis by the Compensation Committee (and may be increased from time to time in the discretion of the Board), but in no event will be reduced below $600,000 during Mr. Thompson’s term of employment with the company. Pursuant to the agreement, Mr. Thompson was granted stock options to acquire 8,000,000 shares of Symantec common stock, which options were subject to vesting over a five-year period and became fully vested in 2004, and are exercisable at $1.625 per share. Also pursuant to the agreement, Mr. Thompson received 800,000 shares of restricted Symantec common stock for a purchase price equal to $1,000, or $0.00125 per share (the split-adjusted par value of the common stock). These shares of restricted stock were subject to reverse vesting over a two-year period, and were fully vested in April 2001. In the event Mr. Thompson resigns with good reason (i.e. material reduction in responsibilities, position or salary) or is terminated without cause (as defined in the agreement), he is entitled to a severance payment equal to twice his annual base salary, the vesting of his outstanding options will be accelerated by two years and the reimbursement of COBRA premiums for the maximum period permitted by law. If the termination occurs within a year of a change of control, the outstanding options will accelerate in full.

Symantec entered into an employment agreement dated December 15, 2004 with Gary Bloom. This agreement was contingent upon the closing of the merger involving Symantec and Veritas and became effective upon such closing on July 2, 2005. Under the terms of the employment agreement, Mr. Bloom was awarded an annual base salary of $1,000,000 and a bonus with a target payout of 100% of Mr. Bloom’s base salary. In connection with his commencement of employment with Symantec, Mr. Bloom was eligible to receive a sign-on incentive bonus of $5,000,000, which was payable in three equal installments on the 6-month, 12-month, and 18-month anniversaries of the closing of the merger, so long as Mr. Bloom was an employee of Symantec on such payment dates. Mr. Bloom was granted a stock option to acquire 250,000 shares of Symantec common stock at an exercise price of $21.22 (the closing price of Symantec common stock on the last trading day prior to the date the option was granted). The option was scheduled to vest over a four-year period starting from Mr. Bloom’s first day of employment with Symantec, with 25% of the option vesting after one year and the balance of the option vesting in 36 successive equal monthly installments. Mr. Bloom was also eligible to participate in Symantec’s employee benefits plans and programs, and was entitled to all perquisites of other Symantec executives at his respective grade level. Mr. Bloom also participated in the Symantec Executive Retention Plan.

Symantec entered into a Separation Agreement and General Release Agreement (together the “Agreements”), each dated March 23, 2006, with Mr. Bloom, who terminated his employment as Symantec’s President and resigned from our Board on March 23, 2006. Pursuant to the Agreements, Symantec will make the following payments to Mr. Bloom, plus interest, commencing September 23, 2006: (i) salary continuation payments of $1,500,000, of which $500,000 shall be paid on September 23, 2006, and the remainder shall be paid in installments over the following year, (ii) a lump sum target bonus payment of $1,150,000, representing an amount equal to Mr. Bloom’s target bonus with Veritas immediately prior to the closing of Symantec’s acquisition of Veritas, and (iii) an additional lump sum payment of $831,781 representing a pro-ration of Mr. Bloom’s $1,150,000 target bonus for the portion of Symantec’s 2006 fiscal year ending March 31, 2006 during which Mr. Bloom was employed by Symantec. Additionally, all stock options granted by Veritas to Mr. Bloom prior to December 15, 2004 and assumed by Symantec in the acquisition of Veritas became vested and immediately exercisable on March 23, 2006 and may be exercised for any or all of those shares at any time prior to the expiration of the limited post-employment exercise period in effect for each option in accordance with the terms of each applicable option agreement. Mr. Bloom and his dependants shall also receive continued medical, dental and vision care coverage under Symantec’s employee health benefit plans until the earlier of (a) the expiration of the eighteen-month period from April 1, 2006 or (b) until Mr. Bloom and his dependents are covered under another employer’s health care benefit plan without exclusion for any pre-existing medical conditions.

On February 10, 2006, Symantec entered into an employment letter agreement with James Beer. Pursuant to that agreement, Mr. Beer was granted an annual base salary of $650,000 and an annual bonus target of 80% of his annual base salary. Mr. Beer also received one-time bonus awards in the total amount of $2 million, payable within 30 days after his commencement of employment with Symantec. In addition, Mr. Beer will receive a separate one-time bonus award of $500,000, which shall be payable within 30 days of August 28, 2006. Under the terms of the agreement, Symantec also granted to Mr. Beer an option to purchase 300,000 shares of the company’s common stock and 100,000 Restricted Stock Units. Mr. Beer is eligible to participate in Symantec’s employee and executive benefit programs, including Symantec Executive Retention Plan. The employment letter agreement also provides for severance in the event Mr. Beer’s employment is terminated without cause within the first three years of employment, which severance is comprised of an amount equal to twelve months of his base salary at the time of termination and full vesting of the initial grant of 100,000 Restricted Stock Units.

Symantec entered into employment agreements, each dated December 15, 2004, as amended, with Kris Hagerman and Jeremy Burton. These agreements were contingent upon the closing of the merger involving Symantec and Veritas and became effective upon such closing on July 2, 2005. Under the terms of these employment agreements, Messrs. Hagerman and Burton were each awarded an annual base salary of $440,000 and an annual target bonus with a target payout of not less than 60% of their respective base salaries. In connection with the commencement of their employment with Symantec, Messrs. Hagerman and Burton were each eligible to receive a sign-on incentive bonus payment of $1,100,000, payable in three equal installments on the 6-month, 12-month, and 18-month anniversaries of the closing of the merger, so long as Messrs. Hagerman and Burton are employees of Symantec on such payment dates. Messrs. Hagerman and Burton were each granted a stock option to acquire 87,500 shares of Symantec common stock at an exercise price of $21.22 (the closing price of Symantec common stock on the last trading day prior to the date the option was granted.) These options are scheduled to vest over a four-year period starting with Messrs. Hagerman’s and Burton’s first day of employment with Symantec, with 25% of each option vesting after one year and the balance of the option vesting in 36 successive equal monthly installments. Messrs. Hagerman and Burton are also eligible to participate in Symantec’s employee benefit plans and programs, and are entitled to all perquisites of other Symantec executives at their respective grade level. Messrs. Hagerman and Burton are also eligible to participate in the Symantec Executive Retention Plan or any successor plan. If the employment of Messr. Burton or Hagerman is terminated by Symantec without cause (as defined in such executive’s agreement) or is terminated due to death or permanent disability, or if Messr. Burton or Hagerman resign with good reason (i.e. material reduction in responsibilities, position or salary), then such executive is entitled to the following

•	All unvested stock options and restricted stock units assumed by Symantec in its acquisition of Veritas will vest at the time of termination of employment. The exercise period specified in each of the applicable stock option or restricted stock unit agreements will apply for exercise after termination of employment.

•	50% of any remaining unpaid portion of the executive’s sign-on incentive bonus will be paid upon termination of employment, and the remainder will be paid 12 months after termination of employment, subject to certain obligations of the executive with respect to consulting services and non-competition.

•	Full payment of premiums for COBRA continuation health care coverage for the executive, his spouse and his other eligible dependents under Symantec’s group health plan, until the earlier of (i) 12-months after the first day of the first month after termination of employment or (ii) the first date that executive receives coverage under another employer’s program providing substantially the same level of benefits without exclusion for pre-existing medical conditions.

On January 14, 2004, Symantec entered into an offer letter with Thomas W. Kendra. Pursuant to that agreement, Mr. Kendra was granted an annual base salary of $325,000, which shall not be reduced during his employment with Symantec, and an annual bonus target of 60% of his annual base salary. Mr. Kendra also received a one-time bonus in the amount of $285,000 that was paid within 30 days of his hiring. In addition, Mr. Kendra is eligible to receive $1,818,370 in six equal, semi-annual payments beginning in July 2004, subject to his continued employment at the time of the payout, and subject to Symantec meeting its planned revenue objectives. The offer letter also provides for an acceleration of these payments in the event of Mr. Kendra’s death or termination without cause or in the event Symantec is acquired by another entity and the acquiring party terminates his employment without cause. Under the terms of the agreement, Symantec also granted to Mr. Kendra an option to purchase 150,000 shares of the company’s common stock. Mr. Kendra is eligible to participate in all employee benefit plans and perquisites applicable to an employee of his grade level.

In January 2001, the Board approved the Symantec Executive Retention Plan, to deal with employment termination resulting from a change in control of the company. The plan was modified by the Board in July 2002 and April 2006. Under the terms of the plan, all equity compensation awards (including, among others, options, restricted stock, restricted stock units and stock appreciation rights) granted by the company to the company’s Section 16(b) officers and certain other executives would become fully vested and, if applicable, exercisable upon a change in control of the company (as defined in the plan) followed by termination without cause or constructive termination by the acquirer within 12 months after the change in control.

Related Party Transactions

Symantec has adopted a relocation program to assist senior managers required to relocate in connection with their employment duties. Under this program, a relocation company typically purchases the former residence from the relocating senior manager and arranges for a buyer to purchase the home — in practice this may occur immediately after the purchase. In the event that the residence is sold by the relocation company at a loss, or if the residence cannot be sold, Symantec is responsible for compensating the relocation company for the differential. Pursuant to this program, Symantec engaged the services of a relocation company to purchase and sell the former residence of Mr. Beer on behalf of Symantec and to reimburse him for agreed upon relocation costs. The relocation company purchased the home from Mr. Beer in March 2006 and the home was subsequently sold during fiscal year 2007. Symantec paid the relocation company an aggregate of $98,550 to cover the difference between the final sale price of the house and the price at which the relocation company purchased the house.

Symantec has adopted provisions in its certificate of incorporation and by-laws that limit the liability of its directors and provide for indemnification of its officers and directors to the full extent permitted under Delaware law. Under Symantec’s Certificate of Incorporation, and as permitted under the Delaware General Corporation Law, directors are not liable to Symantec or its stockholders for monetary damages arising from a breach of their fiduciary duty of care as directors, including such conduct during a merger or tender offer. In addition, Symantec has entered into separate indemnification agreements with its directors and officers that could require Symantec, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers. Such provisions do not, however, affect liability for any breach of a director’s duty of loyalty to Symantec or its stockholders, liability for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, liability for transactions in which the director derived an improper personal benefit or liability for the payment of a dividend in violation of Delaware law. Such limitation of liability also does not limit a director’s liability for violation of, or otherwise relieve Symantec or its directors from the necessity of complying with, federal or state securities laws or affect the availability of equitable remedies such as injunctive relief or rescission.

REPORT OF THE AUDIT COMMITTEE

The information contained in the following report of Symantec’s Audit Committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by Symantec under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless and only to the extent that Symantec specifically incorporates it by reference.

The Audit Committee is comprised solely of independent directors, as defined in the Marketplace Rules of The NASDAQ Stock Market, and operates under a written charter which was most recently amended by the Board on July 19, 2005. The Audit Committee oversees Symantec’s financial reporting process on behalf of the Board. Management has primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in Symantec’s Annual Report on Form 10-K for the fiscal year ended March 31, 2006 with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.

The Audit Committee reviewed with Symantec’s independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of Symantec’s accounting principles and such other matters as are required to be discussed with the Audit Committee under Statement on Auditing Standards No. 61, “Communications with Audit Committees.” In addition, the Audit Committee has discussed with the independent registered public accounting firm the registered public accounting firm’s independence from management and Symantec, including the matters in the written disclosures required by professional standards. The Audit Committee also received and reviewed the independence letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1.

The Audit Committee discussed with Symantec’s internal accountants and independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee meets with the internal accountants and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of Symantec’s internal controls, and the overall quality of Symantec’s financial reporting.

The Audit Committee also received the report of management contained in Symantec’s Annual Report on Form 10-K for the fiscal year ended March 31, 2006, as well as KPMG’s Report of Independent Registered Public Accounting Firm included in Symantec’s Annual Report on Form 10-K related to its audit of (i) the consolidated financial statements and financial statement schedule, (ii) management’s assessment of the effectiveness of the internal control over financial reporting and (iii) the effectiveness of internal control over financial reporting. The Audit Committee continues to oversee Symantec’s efforts related to its internal control over financial reporting and management’s preparations for the evaluation in fiscal 2007.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in Symantec’s Annual Report on Form 10-K for the fiscal year ended March 31, 2006 for filing with the SEC.

By: The Audit Committee of the Board of Directors:

David L. Mahoney
Robert S. Miller
George Reyes
David J. Roux
V. Paul Unruh (Chairman)

July 25, 2006

STOCK PRICE PERFORMANCE GRAPHS

The information contained in the following charts entitled “Comparison of Cumulative Total Return” is not considered to be “soliciting material”, or “filed”, or incorporated by reference in any past or future filing by Symantec under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless and only to the extent that Symantec specifically incorporates it by reference.

COMPARISON OF CUMULATIVE TOTAL RETURN
March 31, 2001 to March 31, 2006

The graph below compares the cumulative total stockholder return on Symantec common stock from March 31, 2001 to March 31, 2006 with the cumulative total return on the S&P 500 Composite Index and the S&P Information Technology Index over the same period (assuming the investment of $100 in Symantec common stock and in each of the other indices on March 31, 2001, and reinvestment of all dividends, although no dividends other than stock dividends have been declared on Symantec common stock). The comparisons in the graph below are based on historical data and are not intended to forecast the possible future performance of Symantec common stock.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG SYMANTEC CORPORATION, THE S & P 500 INDEX
AND THE S & P INFORMATION TECHNOLOGY INDEX

*	$100 invested on 3/31/01 in stock or index-including reinvestment of dividends. Fiscal year ending March 31.

Copyright © 2006, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved.
www.researchdatagroup.com/S&P.htm

	3/01	3/02	3/03	3/04	3/05	3/06
Symantec Corporation	100.00	197.12	187.41	442.93	408.11	322.01
S&P 500	100.00	100.24	75.42	101.91	108.73	121.48
S&P Information Technology	100.00	92.60	62.36	89.83	87.59	99.44

COMPARISON OF CUMULATIVE TOTAL RETURN

June 23, 1989(1) to March 31, 2006

The graph below compares the cumulative total shareholder return on Symantec common stock from June 23, 1989 (the date of Symantec’s initial public offering) to March 31, 2006 with the cumulative total return on the S&P 500 Composite Index and the S&P Information Technology Index over the same period (assuming the investment of $100 in Symantec common stock and in each of the other indices on June 30, 1989, and reinvestment of all dividends, although no dividends other than stock dividends have been declared on Symantec common stock). Symantec has provided this additional data to provide the perspective of a longer time period which is consistent with Symantec’s history as a public company. The comparisons in the graph below are based on historical data and are not intended to forecast the possible future performance of Symantec common stock.

COMPARISON OF 17 YEAR CUMULATIVE TOTAL RETURN*
AMONG SYMANTEC CORPORATION, THE S & P 500 INDEX
AND THE S & P INFORMATION TECHNOLOGY INDEX

*	$100 invested on 6/23/89 in stock or index-including reinvestment of dividends. Fiscal year ending March 31.

Copyright © 2006, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved.
www.researchdatagroup.com/S&P.htm

	6/89	3/90	3/91	3/92	3/93	3/94	3/95	3/96	3/97	3/98	3/99	3/00	3/01	3/02	3/03	3/04	3/05	3/06
Symantec Corporation	100.00	173.91	419.57	743.48	223.91	271.74	400.00	223.91	247.83	468.48	294.57	1306.52	727.17	1433.39	1362.78	3220.87	2967.65	2341.57
S & P 500	100.00	109.59	125.39	139.23	160.44	162.80	188.15	248.54	297.82	440.76	522.12	615.81	482.32	483.49	363.77	491.53	524.42	585.92
S & P Information Technology	100.00	102.11	121.06	136.39	156.61	182.93	249.08	337.49	468.21	727.77	1227.61	2393.44	1003.68	969.35	670.75	966.44	944.51	1085.68

(1)	Symantec’s initial public offering was on June 23, 1989. Data is shown beginning June 30, 1989 because data for cumulative returns on the S&P 500 and the S&P Information Technology indices are available only at month end.

ADDITIONAL INFORMATION

Stockholder Proposals for the 2007 Annual Meeting

Requirements for Stockholder Proposals to be Brought Before an Annual Meeting.  Symantec’s bylaws provide that, for stockholder nominations to the Board or other proposals to be considered at an annual meeting, the stockholder must have given timely notice thereof in writing to the Corporate Secretary at Symantec Corporation, 20330 Stevens Creek Boulevard, Cupertino, California 95014, Attn: Corporate Secretary.

To be timely for the 2007 annual meeting, a stockholder’s notice must be delivered to or mailed and received by the Corporate Secretary of the company at the principal executive offices of the company between June 15, 2007 and July 15, 2007. A stockholder’s notice to the Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by Symantec’s bylaws.

Requirements for Stockholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials.  Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at Symantec’s 2007 annual meeting must be received by the company not later than April 3, 2007 in order to be considered for inclusion in Symantec’s proxy materials for that meeting.

Available Information

Symantec is subject to the informational requirements of the Exchange Act and in accordance therewith files reports, proxy and information statements, and other information with the SEC. Such reports, proxy and information statements, and other information filed by Symantec can be inspected and copied at the public reference facilities maintained by the SEC at 100 “F” Street, NE, Room 1580, Washington, DC 20549. Copies of such materials can be obtained from the Public Reference Section of the SEC at the foregoing address at prescribed rates.

The SEC maintains an Internet website that contains reports, proxy and information statements, and other information filed through the SEC’s Electronic Data Gathering, Analysis and Retrieval System. This website can be accessed at www.sec.gov.

Symantec will mail without charge, upon written request, a copy of Symantec’s Annual Report on Form 10-K for fiscal year 2006, including the financial statements, schedule and list of exhibits, and any exhibit specifically requested. Requests should be sent to:

Symantec Corporation
20330 Stevens Creek Boulevard
Cupertino, California 95014
Attn: Investor Relations

The Annual Report is also available at www.symantec.com.

“Householding” — Stockholders Sharing the Same Last Name and Address

Symantec has adopted a procedure approved by the SEC called “householding.” Under this procedure, Symantec is delivering to stockholders who reside at the same address and have the same last name a single copy of our annual report and proxy statement, unless Symantec has received contrary instructions from the affected stockholder. Each stockholder who participates in householding will continue to receive a separate proxy card. This procedure reduces our printing costs and postage fees, and helps protect the environment as well. Stockholders may revoke their consent at any time by contacting ADP-ICS, either by calling toll-free (800) 542-1061, or by writing to ADP-ICS, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717.

Upon written or oral request, Symantec will promptly deliver a separate copy of the proxy statement to any stockholder at a shared address to which a single copy of either of those documents was delivered. To receive a separate copy of the annual report or proxy statement, you may write or call Symantec’s Investor Relations Department at 20330 Stevens Creek Boulevard, Cupertino, California 95014, Attention: Investor Relations, telephone number (408) 517-8324.

Any stockholders of record who share the same address and currently receive multiple copies of Symantec’s proxy statement who wish to receive only one copy in the future can contact Symantec’s Investor Relation’s Department at the address or telephone number listed above to participate in the householding program.

A number of brokerage firms have instituted householding. If you currently hold your Symantec shares in “street name,” please contact your bank, broker or other holder of record to request information about householding.

OTHER MATTERS

The Board does not presently intend to bring any other business before the meeting and, so far as is known to the Board, no matters are to be brought before the meeting except as specified in the notice of the meeting. As to any business that may arise and properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

ANNEX A

SYMANTEC CORPORATION
2004 EQUITY INCENTIVE PLAN

As Adopted by the Board on July 20, 2004
and as amended thereafter

1.  Purpose.  The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, its Parent, Subsidiaries and Affiliates, by offering them an opportunity to participate in the Company’s future performance through awards of Options, Stock Appreciation Rights, Restricted Stock Units, and Restricted Stock Awards. Capitalized terms not defined in the text are defined in Section 24.

2.  Shares Subject to the Plan.

2.1  Number of Shares Available.  Subject to Sections 2.2 and 18, the total number of Shares reserved and available for grant and issuance pursuant to this Plan will be fifty-eight million (58,000,000) Shares plus (i) the number of shares of the Company’s Common Stock reserved under the Company’s 1996 Equity Incentive Plan (the “Prior Plan”) that are not subject to outstanding awards under the Prior Plan upon its termination, and (ii) the number of shares of Common Stock that are released from, or reacquired by the Company from, awards outstanding under the Prior Plan upon its termination. Any award other than an Option or a SAR shall reduce the number of Shares available for issuance under this Plan by two Shares. Subject to Sections 2.2 and 18, Shares that: (a) are subject to issuance upon exercise of an Option but cease to be subject to such Option for any reason other than exercise of such Option; (b) are subject to an Award granted hereunder but are forfeited or are repurchased by the Company at the original issue price; or (c) are subject to an Award that otherwise terminates without Shares being issued; will again be available for grant and issuance in connection with future Awards under this Plan. No more than ninety million (90,000,000) Shares shall be issued as ISOs. At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Options and Restricted Stock Awards granted under this Plan and all other outstanding Awards granted under this Plan.

2.2  Adjustment of Shares.  In the event that the number of outstanding Shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration or there is a change in the corporate structure (including, without limitation, a spin-off), then (a) the number of Shares reserved for issuance under this Plan, (b) the Exercise Prices of and number of Shares subject to outstanding Options, (c) the number of Shares that may be granted pursuant to Sections 3 and 6 below, and (d) the Purchase Price and number of Shares subject to other outstanding Awards, including Restricted Stock Awards, will be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and compliance with applicable securities laws; provided, however, that fractions of a Share will not be issued but will either be replaced by a cash payment equal to the Fair Market Value of such fraction of a Share or will be rounded up to the nearest whole Share, as determined by the Committee.

3.  Eligibility.  ISOs (as defined in Section 5 below) may be granted only to employees (including officers and directors who are also employees) of the Company or of a Parent or Subsidiary of the Company. All other Awards may be granted to employees, officers, directors, consultants, independent contractors and advisors of the Company or any Parent, Subsidiary or Affiliate of the Company; provided such consultants, contractors and advisors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction; and provided further, that unless otherwise determined by the Board, non-employee directors shall receive Options only pursuant to the formula award provisions set forth in Section 6. No person will be eligible to receive more than 2,000,000 Shares in any calendar year under this Plan, pursuant to the grant of Awards hereunder, of which no more than 400,000 Shares shall be covered by Awards of Restricted Stock and Restricted Stock Units, other than new employees of the Company or of a Parent or Subsidiary of the Company (including new employees who are also officers and directors of the Company or any Parent or Subsidiary of the Company), who are eligible to receive up to a maximum of 3,000,000 Shares in the calendar year in which they commence their employment, of which no more than 600,000 Shares shall be covered by Awards of Restricted Stock and Restricted Stock Units. For purposes of these limits, each Restricted Stock Unit settled in Shares (but not those settled in cash), shall be deemed to cover one Share. A person may be granted more than one Award under this Plan.

4.  Administration.

4.1  Committee Authority.  This Plan will be administered by the Committee or by the Board acting as the Committee. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, except as provided in Section 6, the Committee will have full power to implement and carry out this Plan. Without limitation, the Committee will have the authority to:

(a) construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

(b) prescribe, amend and rescind rules and regulations relating to this Plan or any Award;

(c) select persons to receive Awards;

(d) determine the form and terms of Awards;

(e) determine the number of Shares or other consideration subject to Awards;

(f) determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent, Subsidiary or Affiliate of the Company;

(g) grant waivers of Plan or Award conditions;

(h) determine the vesting, exercisability and payment of Awards;

(i) correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;

(j) amend any option agreements executed in connection with this Plan;

(k) determine whether an Award has been earned; and

(l) make all other determinations necessary or advisable for the administration of this Plan.

4.2  Committee Discretion.  Any determination made by the Committee with respect to any Award will be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of this Plan or Award, at any later time, and such determination will be final and binding on the Company and on all persons having an interest in any Award under this Plan. The Committee may delegate to one or more officers of the Company the authority to grant an Award under this Plan to Participants who are not Insiders of the Company.

4.3  Section 162(m) Requirements.  If two or more members of the Board are Outside Directors, the Committee will be comprised of at least two (2) members of the Board, all of who are Outside Directors.

5.  Options.  The Committee may grant Options to eligible persons and will determine whether such Options will be Incentive Stock Options within the meaning of the Code (“ISOs”) or Nonqualified Stock Options (“NQSOs”), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following:

5.1   Form of Option Grant.  Each Option granted under this Plan will be evidenced by an Award Agreement which will expressly identify the Option as an ISO or an NQSO (“Stock Option Agreement”), and will be in such form and contain such provisions (which need not be the same for each Participant) as the Committee may from time to time approve, and which will comply with and be subject to the terms and conditions of this Plan.

5.2  Date of Grant.  The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, unless otherwise specified by the Committee. The Stock Option Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option.

5.3  Exercise Period.  Options will be exercisable within the times or upon the events determined by the Committee as set forth in the Stock Option Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided further that no ISO granted to a person who directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary of the Company (“Ten Percent Stockholder”) will be exercisable after the expiration of five (5) years from the date the ISO is granted. The Committee also may provide for the exercise of Options to become exercisable at one time or from time to time, periodically or otherwise (including, without limitation, the attainment during a Performance Period of performance goals based on Performance Factors), in such number of Shares or percentage of Shares as the Committee determines.

5.4  Exercise Price.  The Exercise Price of an Option will be determined by the Committee when the Option is granted and may not be less than 100% of the Fair Market Value of the Shares on the date of grant; provided that the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than 110% of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased may be made in accordance with Section 10 of this Plan.

5.5  Method of Exercise.  Options may be exercised only by delivery to the Company of a written stock option exercise agreement (the “Exercise Agreement”) in a form approved by the Committee (which need not be the same for each Participant), stating the number of Shares being purchased, the restrictions imposed on the Shares purchased under such Exercise Agreement, if any, and such representations and agreements regarding Participant’s investment intent and access to information and other matters, if any, as may be required or desirable by the Company to comply with applicable securities laws, together with payment in full of the Exercise Price for the number of Shares being purchased.

5.6  Termination.  Notwithstanding the exercise periods set forth in the Stock Option Agreement, exercise of an Option will always be subject to the following:

(a) If the Participant is Terminated for any reason except death or Disability, then the Participant may exercise such Participant’s Options only to the extent that such Options would have been exercisable upon the Termination Date no later than three (3) months after the Termination Date (or such shorter or longer time period not exceeding five (5) years as may be determined by the Committee, with any exercise beyond three (3) months after the Termination Date deemed to be an NQSO), but in any event, no later than the expiration date of the Options; provided however, that options granted to non-employee directors pursuant to Section 6 shall remain exercisable for a period of seven (7) months following the non-employee director’s termination as a director or consultant of the Company or any Affiliate.

(b) If the Participant is Terminated because of Participant’s death or Disability (or the Participant dies within three (3) months after a Termination other than because of Participant’s death or disability), then Participant’s Options may be exercised only to the extent that such Options would have been exercisable by Participant on the Termination Date and must be exercised by Participant (or Participant’s legal representative or authorized assignee) no later than twelve (12) months after the Termination Date (or such shorter or longer time period not exceeding five (5) years as may be determined by the Committee, with any such exercise beyond (a) three (3) months after the Termination Date when the Termination is for any reason other than the Participant’s death or Disability, or (b) twelve (12) months after the Termination Date when the Termination is for Participant’s death or Disability, deemed to be an NQSO), but in any event no later than the expiration date of the Options.

5.7  Limitations on Exercise.  The Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent Participant from exercising the Option for the full number of Shares for which it is then exercisable.

5.8  Limitations on ISOs.  The aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which ISOs are exercisable for the first time by a Participant during any calendar year (under this Plan or under any other incentive stock option plan of the Company or any Affiliate, Parent or Subsidiary of the Company) will not exceed $100,000. If the Fair Market Value of Shares on the date of grant with respect to which ISOs are exercisable for the first time by a Participant during any calendar year exceeds $100,000, then the Options for the first $100,000 worth of Shares to become exercisable in such calendar year will be ISOs and the Options for the amount in excess of $100,000 that become exercisable in that calendar year will be NQSOs. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date of this Plan to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

5.9  Modification, Extension or Renewal.  The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that (a) any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code; and (b) notwithstanding anything to the contrary elsewhere in the Plan, the Company will not reprice Options issued under the Plan by lowering the Exercise Price of a previously granted Award, by canceling outstanding Options and issuing replacements, or by otherwise replacing existing Options with substitute Options with a lower Exercise Price, without prior approval of the Company’s stockholders.

5.10  No Disqualification.  Notwithstanding any other provision in this Plan, no term of this Plan relating to ISOs will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.

6.  Non-Employee Director Equity Awards.  Each continuing non-employee director shall receive an annual grant of RSUs having a Fair Market Value on the date of grant equal to $180,000, and such RSU shall be granted on the first business day following the Company’s first regular Board meeting of the Company’s fiscal year. New non-employee directors shall be granted an initial RSU having a Fair Market Value on the date of grant equal to $180,000 on the first business day following such new non-employee director’s election to the Board, prorated based on the number of days from such non-employee director’s election to the Board to, and including, the Company’s first regular Board meeting of the following fiscal year. RSUs granted pursuant to this Section 6 vest on the first anniversary following the date of grant, provided the non-employee director serves on the Board on such vesting date, and shall be settled within 30 days of vesting by distribution of Shares to the non-employee director. Notwithstanding the foregoing, for the Company’s 2007 fiscal year, each non-employee director shall be granted RSUs on the first business day following the Company’s 2006 Annual Meeting of Stockholders with a Fair Market Value on the date of grant equal to $180,000, and such RSUs shall vest on April 1, 2007, provided the non-employee director serves on the Board on such vesting date, and shall be settled within 30 days of vesting by distribution of Shares to the non-employee director. The Committee may adopt policies regarding retention of Shares upon exercise or settlement of Awards.

7.  Restricted Stock Awards.  A Restricted Stock Award is an offer by the Company to issue to an eligible person Shares that are subject to restrictions. The Committee will determine to whom an offer will be made, the number of Shares the person may purchase, the Purchase Price, the restrictions to which the Shares will be subject, and all other terms and conditions of the Restricted Stock Award, subject to the following:

7.1  Restricted Stock Purchase Agreement.  All purchases under a Restricted Stock Award will be evidenced by a written agreement (the “Restricted Stock Purchase Agreement”), which will be in substantially a form (which need not be the same for each Participant) that the Committee shall from time to time approve, and will comply with and be subject to the terms and conditions of the Plan. A Participant can accept a Restricted Stock Award only by signing and delivering to the Company the Restricted Stock Purchase Agreement, and full payment of the Purchase

Price, within thirty (30) days from the date the Restricted Stock Purchase Agreement was delivered to the Participant. If the Participant does not accept the Restricted Stock Award in this manner within thirty (30) days, then the offer of the Restricted Stock Award will terminate, unless the Committee determines otherwise.

7.2  Purchase Price.  The Purchase Price for a Restricted Stock Award will be determined by the Committee, and may be less than Fair Market Value (but not less than the par value of the Shares) on the date the Restricted Stock Award is granted, provided that the Exercise Price of any Restricted Stock Award to a Ten Percent Stockholder will not be less than 110% of the Fair Market Value of the Shares on the date of grant. Payment of the Purchase Price must be made in accordance with Section 8 of this Plan and as permitted in the Restricted Stock Purchase Agreement, and in accordance with any procedures established by the Company.

7.3  Terms of Restricted Stock Awards.  Restricted Stock Awards will be subject to all restrictions, if any, that the Committee may impose. These restrictions may be based on completion of a specified number of years of service with the Company and/or upon completion of the performance goals as set out in advance in the Participant’s Restricted Stock Purchase Agreement, which shall be in such form and contain such provisions (which need not be the same for each Participant) as the Committee shall from time to time approve, and which will comply with and be subject to the terms and conditions of this Plan. Prior to the grant of a Restricted Stock Award, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria.

7.4  Termination During Performance Period.  Restricted Stock Awards shall cease to vest immediately if a Participant is Terminated during a Performance Period for any reason, unless the Committee determines otherwise, and any unvested Shares subject to such Restricted Stock Awards shall be subject to the Company’s right to repurchase such Shares, as described in Section 12 of this Plan, if and as set forth in the applicable Restricted Stock Purchase Agreement.

8.  Restricted Stock Units.  A Restricted Stock Unit (or RSU) is an award covering a number of Shares that may be settled in cash, or by issuance of those Shares (which may consist of Restricted Stock). A RSU may be awarded for past services already rendered to the Company, or any Affiliate, Parent or Subsidiary of the Company pursuant to an Award Agreement (the “RSU Agreement”) that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the following:

8.1  Terms of RSUs.  RSUs may vary from Participant to Participant and between groups of Participants, and may be based upon the achievement of the Company, Affiliate, Parent or Subsidiary and/or individual performance factors or upon such other criteria as the Committee may determine. The Committee will determine all terms of each RSU including, without limitation: the number of Shares subject to each RSU, the time or times during which each RSU may be exercised, the consideration to be distributed on settlement, and the effect on each RSU of its holder’s Termination. A RSU may be awarded upon satisfaction of such performance goals as are set out in advance in the Participant’s individual Award Agreement (the “Performance RSU Agreement”) that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. If the RSU is being earned upon the satisfaction of performance goals pursuant to a Performance RSU Agreement, then the Committee will: (a) determine the nature, length and starting date of any Performance Period for each RSU; (b) select from among the Performance Factors to be used to measure the performance, if any; and (c) determine the number of Shares deemed subject to the RSU. Prior to settlement of any RSU earned upon the satisfaction of performance goals pursuant to a Performance RSU Agreement, the Committee shall determine the extent to which such RSU has been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to RSUs that are subject to different Performance Periods and different performance goals and other criteria. The number of Shares may be fixed or may vary in accordance with such performance goals and criteria as may be determined by the Committee. The Committee may adjust the performance goals applicable to the RSUs to take into account changes in law and accounting or tax rules and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships.

8.2  Form and Timing of Settlement.  The portion of a RSU being settled may be paid currently or on a deferred basis with such interest or dividend equivalent, if any, as the Committee may determine. Payment may be made in the form of cash or whole Shares or a combination thereof, either in a lump sum payment or in installments, all as the Committee will determine.

9.  Stock Appreciation Rights.  A Stock Appreciation Right (or SAR) is an award that may be settled in cash, or Shares (which may consist of Restricted Stock), having a value equal to the value determined by multiplying the difference between the Fair Market Value on the date of settlement over the Exercise Price and the number of Shares with respect to which the SAR is being settled. A SAR may be awarded for past services already rendered to the Company, or any Parent or Subsidiary of the Company pursuant to an Award Agreement (the “SAR Agreement”) that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the following:

9.1  Terms of SARs.  SARs may vary from Participant to Participant and between groups of Participants, and may be based upon the achievement of the Company, Parent or Subsidiary and/or individual performance factors or upon such other criteria as the Committee may determine. The Committee will determine all terms of each SAR including, without limitation: the number of Shares deemed subject to each SAR, the time or times during which each SAR may be settled, the consideration to be distributed on settlement, and the effect on each SAR of its holder’s Termination. The Exercise Price of a SAR will be determined by the Committee when the SAR is granted and may not be less than 100% of the Fair Market Value of the Shares on the date of grant. A SAR may be awarded upon satisfaction of such performance goals as are set out in advance in the Participant’s individual Award Agreement (the “Performance SAR Agreement”) that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. If the SAR is being earned upon the satisfaction of performance goals pursuant to a Performance SAR Agreement, then the Committee will: (a) determine the nature, length and starting date of any Performance Period for each SAR; (b) select from among the Performance Factors to be used to measure the performance, if any; and (c) determine the number of Shares deemed subject to the SAR. Prior to settlement of any SAR earned upon the satisfaction of performance goals pursuant to a Performance SAR Agreement, the Committee shall determine the extent to which such SAR has been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to SARs that are subject to different Performance Periods and different performance goals and other criteria. The number of Shares may be fixed or may vary in accordance with such performance goals and criteria as may be determined by the Committee. The Committee may adjust the performance goals applicable to the SARs to take into account changes in law and accounting or tax rules and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships.

9.2  Form and Timing of Settlement.  The portion of a SAR being settled may be paid currently or on a deferred basis with such interest or dividend equivalent, if any, as the Committee may determine. Payment may be made in the form of cash or whole Shares or a combination thereof, either in a lump sum payment or in installments, all as the Committee will determine.

10.  Payment for Share Purchases.  Payment for Shares purchased pursuant to this Plan may be made in cash (by check) or, where expressly approved for the Participant by the Committee and where permitted by law:

(a) by cancellation of indebtedness of the Company to the Participant;

(b) by surrender of shares that either: (1) have been owned by Participant for more than six (6) months and have been paid for within the meaning of SEC Rule 144 (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares); or (2) were obtained by Participant in the public market;

(c) by tender of a full recourse promissory note having such terms as may be approved by the Committee and bearing interest at a rate sufficient to avoid imputation of income under Sections 483 and 1274 of the Code;

provided, however, that Participants who are not employees or directors of the Company will not be entitled to purchase Shares with a promissory note unless the note is adequately secured by collateral other than the Shares; provided, further, that the portion of the Purchase Price equal to the par value of the Shares, if any, must be paid in cash;

(d) by waiver of compensation due or accrued to the Participant for services rendered; provided, further, that the portion of the Purchase Price equal to the par value of the Shares, if any, must be paid in cash;

(e) with respect only to purchases upon exercise of an Option, and provided that a public market for the Company’s stock exists:

(1) through a “same day sale” commitment from the Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an “NASD Dealer”) whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

(2) through a “margin” commitment from the Participant and an NASD Dealer whereby the Participant irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

(f) by any combination of the foregoing.

11.  Withholding Taxes.

11.1  Withholding Generally.  Whenever Shares are to be issued in satisfaction of Awards granted under this Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares. Whenever, under this Plan, payments in satisfaction of Awards are to be made in cash, such payment will be net of an amount sufficient to satisfy federal, state, and local withholding tax requirements.

11.2  Stock Withholding.  When, under applicable tax laws, a Participant incurs tax liability in connection with the exercise or vesting of any Award that is subject to tax withholding and the Participant is obligated to pay the Company the amount required to be withheld, the Committee may allow the Participant to satisfy the minimum withholding tax obligation by electing to have the Company withhold from the Shares to be issued that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined (the “Tax Date”). All elections by a Participant to have Shares withheld for this purpose will be made in writing in a form acceptable to the Committee.

12.  Privileges of Stock Ownership; Voting and Dividends.  No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are restricted stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the restricted stock; provided, further, that the Participant will have no right to retain such stock dividends or stock distributions with respect to Shares that are repurchased at the Participant’s original Purchase Price.

13.  Transferability.  Awards granted under this Plan, and any interest therein, will not be transferable or assignable by Participant, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution or as consistent with the specific Plan and Award Agreement provisions relating thereto. All Awards shall be exercisable: (i) during the Participant’s lifetime, only by (A) the

Participant, or (B) the Participant’s guardian or legal representative; and (ii) after Participant’s death, by the legal representative of the Participant’s heirs or legatees.

14.  Restrictions on Shares.  At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) in the Award Agreement a right to repurchase a portion of or all Shares that are not vested held by a Participant following such Participant’s Termination at any time within ninety (90) days after the later of Participant’s Termination Date and the date Participant purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness, at the Participant’s original Exercise Price or Purchase Price, as the case may be. All certificates for Shares or other securities delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted.

15.  Escrow; Pledge of Shares.  To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of Participant’s obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant’s Shares or other collateral. In connection with any pledge of the Shares, Participant will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

16.  Exchange and Buyout of Awards.  The Committee may, at any time or from time to time, authorize the Company, with the consent of the respective Participants, to issue new Awards in exchange for the surrender and cancellation of any or all outstanding Awards. The Committee may at any time buy from a Participant an Award previously granted with payment in cash, Shares (including restricted stock) or other consideration, based on such terms and conditions as the Committee and the Participant may agree. This Section shall not be construed to defeat the approval requirements of Section 5.9 for any repricing of Options.

17.  Securities Law and Other Regulatory Compliance.  An Award will not be effective unless such Award is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

18.  Corporate Transactions.

18.1  Assumption or Replacement of Awards by Successor.  In the event of (a) a dissolution or liquidation of the Company, (b) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and the Awards granted under this Plan are assumed, converted or replaced by the successor corporation, which assumption will be binding on all Participants), (c) a merger in which the Company is the surviving corporation but after which the stockholders of the Company (other than any stockholder which merges (or which owns or controls another corporation which merges) with the Company in such merger) cease to own their shares or other equity interests in the Company, (d) the sale of substantially all of the assets of the Company, or (e) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company from or by the stockholders of the Company), any or all outstanding Awards may be assumed, converted or replaced by the successor corporation (if any), which assumption, conversion or replacement will be binding on all Participants, or the successor corporation may substitute equivalent awards or provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards); provided that all formula option grants, pursuant to Section 6, shall accelerate and be fully vested upon such merger, consolidation or corporate transaction and to the extent unexercised shall terminate upon such merger, consolidation or corporate transaction. In the event such successor corporation (if any) fails to assume or substitute Awards pursuant to a transaction described in this Subsection 18.1, all such Awards will expire on such transaction at such time and on such conditions as the Board shall determine.

18.2  Other Treatment of Awards.  Subject to any greater rights granted to Participants under the foregoing provisions of this Section 18, in the event of the occurrence of any transaction described in Section 18.1, any outstanding Awards will be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, sale of assets or other “corporate transaction.”

18.3  Assumption of Awards by the Company.  The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company’s award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the exercise price and the number and nature of Shares issuable upon exercise of any such option will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Option rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price.

19.  No Obligation to Employ; Accelerated Expiration of Award for Harmful Act.  Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent, Subsidiary or Affiliate of the Company or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate of the Company to terminate Participant’s employment or other relationship at any time, with or without cause. Notwithstanding anything to the contrary herein, if a Participant is Terminated because of such Participant’s actual or alleged commitment of a criminal act or an intentional tort and the Company (or an employee of the Company) is the victim or object of such criminal act or intentional tort or such criminal act or intentional tort results, in the reasonable opinion of the Company, in liability, loss, damage or injury to the Company, then, at the Company’s election, Participant’s Awards shall not be exercisable and shall expire upon the Participant’s Termination Date. Termination by the Company based on a Participant’s alleged commitment of a criminal act or an intentional tort shall be based on a reasonable investigation of the facts and a determination by the Company that a preponderance of the evidence discovered in such investigation indicates that such Participant is guilty of such criminal act or intentional tort.

20.  Adoption and Stockholder Approval.  This Plan will become effective on the date that it is adopted by the Board (the “Effective Date”). This Plan shall be approved by the stockholders of the Company (excluding Shares issued pursuant to this Plan), consistent with applicable laws, within twelve (12) months before or after the Effective Date. Upon the Effective Date, the Board may grant Awards pursuant to this Plan; provided, however, that: (a) no Option may be exercised prior to initial stockholder approval of this Plan; (b) no Option granted pursuant to an increase in the number of Shares subject to this Plan approved by the Board will be exercised prior to the time such increase has been approved by the stockholders of the Company; and (c) in the event that stockholder approval of this Plan or any amendment increasing the number of Shares subject to this Plan is not obtained, all Awards granted hereunder will be canceled, any Shares issued pursuant to any Award will be canceled, and any purchase of Shares hereunder will be rescinded.

21.  Term of Plan.  Unless earlier terminated as provided herein, this Plan will terminate ten (10) years from the date this Plan is adopted by the Board or, if earlier, the date of stockholder approval.

22.  Amendment or Termination of Plan.  The Board may at any time terminate or amend this Plan in any respect, including without limitation amendment of Section 6 of this Plan; provided, however, that the Board will not, without the approval of the stockholders of the Company, amend this Plan to increase the number of shares that may be issued under this Plan, change the designation of employees or class of employees eligible for participation in this Plan or materially modify a provision of the Plan.

23.  Nonexclusivity of the Plan.  Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

24.  Definitions.  As used in this Plan, the following terms will have the following meanings:

“Affiliate” means any corporation that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, another corporation, where “control” (including the terms “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to cause the direction of the management and policies of the corporation, whether through the ownership of voting securities, by contract or otherwise.

“Award” means any award under this Plan, including any Option, Stock Appreciation Right, Restricted Stock Unit, or Restricted Stock Award.

“Award Agreement” means, with respect to each Award, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Award.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the committee appointed by the Board to administer this Plan, or if no such committee is appointed, the Board.

“Company” means Symantec Corporation, a corporation organized under the laws of the State of Delaware, or any successor corporation.

“Disability” means a disability, whether temporary or permanent, partial or total, within the meaning of Section 22(e)(3) of the Code, as determined by the Committee.

“Exercise Price” means the price at which a holder of an Option may purchase the Shares issuable upon exercise of the Option, and in the case of a Stock Appreciation Right the value specified on the date of grant that is subtracted from the Fair Market Value when such Stock Appreciation Right is settled.

“Fair Market Value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:

(a) if such Common Stock is then quoted on the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market (collectively, the “Nasdaq Market”), its closing price on the Nasdaq Market on the date of determination as reported in The Wall Street Journal;

(b) if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal;

(c) if such Common Stock is publicly traded but is not quoted on the Nasdaq Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal; or

(d) if none of the foregoing is applicable, by the Committee in good faith.

“Insider” means an officer or director of the Company or any other person whose transactions in the Company’s Common Stock are subject to Section 16 of the Exchange Act.

“Outside Director” shall mean a person who satisfies the requirements of an “outside director” as set forth in regulations promulgated under Section 162(m) of the Code.

“Option” means an award of an option to purchase Shares pursuant to Section 5.

“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if at the time of the granting of an Award under this Plan, each of such corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Participant” means a person who receives an Award under this Plan.

“Performance Factors” means the factors selected by the Committee from among the following measures to determine whether the performance goals established by the Committee and applicable to Awards have been satisfied:

(1) Net revenue and/or net revenue growth;

(2) Earnings before income taxes and amortization and/or earnings before income taxes and amortization growth;

(3) Operating income and/or operating income growth;

(4) Net income and/or net income growth;

(5) Earnings per share and/or earnings per share growth;

(6) Total stockholder return and/or total stockholder return growth;

(7) Return on equity;

(8) Operating cash flow return on income;

(9) Adjusted operating cash flow return on income;

(10) Economic value added; and

(11) Individual business objectives.

“Performance Period” means the period of service determined by the Committee, not to exceed five years, during which years of service or performance is to be measured for Restricted Stock Awards.

“Plan” means this Symantec Corporation 2004 Equity Incentive Plan, as amended from time to time.

“Purchase Price” means the price to be paid for Shares acquired under this Plan pursuant to an Award other than an Option.

“Restricted Stock Award” means an award of Shares pursuant to Section 7.

“Restricted Stock Unit” or “RSU” means an award of Shares pursuant to Section 8.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means shares of the Company’s Common Stock reserved for issuance under this Plan, as adjusted pursuant to Sections 2 and 18, and any successor security.

“Stock Appreciation Right” or “SAR” means an Award, granted pursuant to Section 9.

“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting of the Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Termination” or “Terminated” means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an employee, director, consultant, independent contractor or advisor to the Company or a Parent, Subsidiary or Affiliate of the Company, except in the case of sick leave, military leave, or any other leave of absence approved by the Committee, provided that such leave is for a period of not more than ninety (90) days, or reinstatement upon the expiration of such leave is guaranteed by contract or statute. The Committee will have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the “Termination Date”).

PROXY
SYMANTEC CORPORATION
WORLD HEADQUARTERS
20330 STEVENS CREEK BOULEVARD
CUPERTINO, CALIFORNIA 95014
PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER 13, 2006
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned stockholder(s) appoints John W. Thompson, James A. Beer and Arthur F. Courville, and each of them, with full power of substitution, as attorneys and proxies for and in the name and place of the undersigned, and hereby authorizes each of them to represent and to vote all of the shares of Common Stock of Symantec Corporation (“Symantec”) that are held of record by the undersigned as of July 17, 2006, which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Symantec to be held on September 13, 2006, at Symantec Corporation, World Headquarters, 20330 Stevens Creek Boulevard, Cupertino, California, at 8:30 a.m. (Pacific time), and at any adjournments or postponements thereof.
THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER, WILL BE VOTED AT THE ANNUAL MEETING AND AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF IN THE MANNER DESCRIBED HEREIN. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE NINE NOMINEES NOTED HEREON TO THE BOARD OF DIRECTORS, AND FOR PROPOSALS 2 AND 3, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXIES HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE SIDE

☑      PLEASE MARK VOTES AS IN THIS EXAMPLE.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR
PROPOSALS 1, 2 AND 3
1.	To elect nine directors to Symantec’s Board of Directors, each to hold office until the next annual meeting of stockholders and until his successor is elected and qualified or until his earlier resignation or removal.

NOMINEES: (01) Michael Brown, (02) William T. Coleman, (03) David L. Mahoney, (04) Robert S. Miller, (05) George Reyes, (06) David Roux, (07) Daniel H. Schulman, (08) John W. Thompson and (09) V. Paul Unruh

FOR	☐	WITHHELD	☐	FOR
ALL		FROM ALL		ALL
NOMINEES		NOMINEES		EXCEPT

☐
For all nominees except as noted above

		FOR	AGAINST	ABSTAIN
2.	To approve the amendment and restatement of the 2004 Equity Incentive Plan, including an increase of 40,000,000 in the number of shares reserved for issuance under the plan, the modification of the share pool available under the plan to reflect a ratio-based pool, and a change in the form of equity grants to our non-employee directors from stock options to a fixed dollar amount of restricted stock units	☐	☐	☐

3.	To ratify the selection of KPMG LLP as Symantec’s independent registered public accounting firm for the 2007 fiscal year.	☐	☐	☐

	MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT			☐
This Proxy must be signed exactly as your name appears hereon. When shares are held by joint tenants, both should sign. Attorneys, executors, administrators, trustees and guardians should indicate their capacities. If the signer is a corporation, please print full corporate name and indicate capacity of duly authorized officer executing on behalf of the corporation. If the signer is a partnership, please print full partnership name and indicate capacity of duly authorized person executing on behalf of the partnership.
Signature:
Date:
Signature:
Date: